               PAUL MUELLER COMPANY EMPLOYEE BENEFIT PLAN



                       AMENDED AND RESTATED AS OF



                              JULY 1, 1998

                           TABLE OF CONTENTS

                                                                  Page

ARTICLE I - Plan..................................................  1
ARTICLE II - Eligibility Provisions...............................  1
        Definitions...............................................  1
        Participation.............................................  5
        Dependent Coverage........................................  6
        Termination of Participant Coverage.......................  7
        Reinstatement of Participant Coverage.....................  9
        Termination of Dependent Coverage......................... 10
        Family and Medical Leave Act Coverage..................... 11
        Continuation Coverage..................................... 14
        Limited Self-Payment Privilege for Retired Employees
             and Surviving Dependents............................. 18
ARTICLE III - Benefits............................................ 20
        Group Life Insurance and Accidental Death
             and Dismemberment Insurance.......................... 20
        Weekly Disability Income Coverage......................... 20
             Benefit Amount....................................... 20
             Commencement and Duration of Weekly
                  Disability Income Benefits...................... 21
             Weekly Disability Income Definitions................. 21
             Weekly Disability Income Limitations and Exclusions.. 23
        Medical Care Coverage..................................... 24
             Medical Care Definitions............................. 24
             Medical Expense Benefit.............................. 31
             Utilization Review Requirement....................... 32
             Second Surgical Opinion Benefit...................... 35
             Flat Rate Maternity.................................. 35
             Audits by Participants............................... 36
             High Risk Pregnancy Benefit.......................... 36

                                                                  Page

             Employee Assistance Program.......................... 37
             Medical Covered Charges.............................. 38
             Medical Deductible................................... 45
             Maximum Amounts...................................... 47
             Evidence Reinstatement............................... 48
             Extended Medical Expense Benefits on
                  Termination of Coverage......................... 49
             Recovery From Third Parties -- Subrogation........... 49
             Effect Of Eligibility For Medicare
                  Coverage On Plan Benefits....................... 58
             Coordination Of Benefits And
                  Excess Coverage Provision....................... 59
             Medical Limitations and Exclusions................... 65
        Dental Care Coverage...................................... 72
             Dental Care Definitions.............................. 72
             Dental Expense Benefit............................... 73
             Covered Dental Expenses.............................. 73
             Dental Limitations and Exclusions.................... 73
             Coordination Of Benefits And
                  Excess Coverage Provision....................... 75
ARTICLE IV - Named Fiduciaries.................................... 82
ARTICLE V - Funding Policy and Basis of Payments to and from Plan. 84
ARTICLE VI - Amendment and Termination of Plan.................... 84
ARTICLE VII - Exclusive Benefit of Participants................... 84
ARTICLE VIII - Claims Procedures.................................. 85
        Insured Benefits.......................................... 85
        Self-Insured Benefits..................................... 87
        Other Matters............................................. 92
ARTICLE IX - General Provisions................................... 93
        Physical Examination and Autopsy.......................... 93
        Legal Actions............................................. 93
        Not Workers' Compensation Insurance....................... 93
        Plan Replaces Former Plan................................. 93

                                  ii

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                                                                  Page

        Applicable Law............................................ 94
        Effective Date............................................ 94
        Effective Date of Amendment............................... 94
        Plan Year................................................. 94

             PAUL MUELLER COMPANY EMPLOYEE BENEFIT PLAN

WHEREAS, the Paul Mueller Company (hereinafter referred to as the "Employer") and Michael W. Young, William H. Stewart, Jr., Donald E. Golik and Sharron L. Rotty (they and their replacements hereinafter collectively referred to as the "Trustees") have heretofore entered into an Agreement and Declaration of Trust (hereinafter referred to as the "Trust") establishing the Paul Mueller Company Employee Bene-fit Plan (hereinafter referred to as the "Plan") for the benefit of certain employees of the Paul Mueller Company; and

WHEREAS, the Plan may be amended by resolution of the Trustees.

NOW, THEREFORE, be it resolved that the Paul Mueller Company Employee Benefit Plan be amended and restated pursuant to the terms and condi-tions provided herein.

                             ARTICLE I
                               PLAN

The Plan is evidenced by the Trust as effective May 2, 1988 and as may be amended from time to time. The terms and provisions of the Trust and any future amendments thereto shall form a part of the Plan in the same manner as if all the terms and provisions thereof were copied here in detail; the terms and provisions of the Plan and any future amendments hereto shall form a part of the Trust, as amended from time to time, in the same manner as if the same were copied in the Trust in detail.

                             ARTICLE II
                       ELIGIBILITY PROVISIONS

DEFINITIONS

For purposes of the Plan, the following terms, whether or not capi-talized, shall have the meanings indicated below. Words used herein in the masculine gender shall be deemed to include the feminine and vice versa.

1)  "Employer" means Paul Mueller Company and any member of Paul
    Mueller Company's controlled group (as defined by the Internal Revenue Code) that adopts the Plan with the consent of the Trustees.

2) "Eligible Employee" means a permanent employee of the Employer who is performing Active Work on a Full-Time Basis, except that bar-gaining unit employees of Mueller Field Operations, Inc. are not Eligible Employees unless so provided in a collective bargaining agreement between Mueller Field Operations, Inc. and a collective bargaining representative.

3) "Participant" means an Eligible Employee covered under the Plan in accordance with this Article II.

4) "Eligible Dependent" means only the following persons not other-wise eligible for coverage under the Plan as a Participant:

    a) the lawful spouse of the Participant except a spouse who is legally separated from the Participant;

    b) each unmarried Child of the Participant who has attained the age of seven (7) days but has not attained the age of nineteen
        (19) years, except that, under the Medical Care Coverage, a newborn child shall be considered an Eligible Dependent from and after the moment of birth as to i) Covered Expenses which result from Injury or Illness, premature birth, or congenital abnormalities; and ii) the first $200 of Hospital charges of a well baby if the requirements of the section entitled HIGH RISK PREGNANCY BENEFIT below are complied with;

    c) each unmarried Child of the Participant who has attained age nineteen (19) years but has not attained age twenty-three (23) years, is a full-time student in an accredited school, and is dependent upon the Participant for his principal support and maintenance.

        i) If an unmarried Child between age 19 and age 23 completes the spring semester as a full-time student in an accre-dited school and does not graduate, he will continue to be considered an Eligible Dependent through the summer. If he does not resume full-time student status in the fall, his coverage will be discontinued on the date the fall semes-ter commences at the institution at which the Child was enrolled.

       ii) If such a Child completes the spring semester and does graduate, he will be covered through the summer only if the Participant furnishes the Trustees with documentation that the Child is pre-enrolled as a full-time student for the fall semester. If coverage is continued based on pre-enrollment and the Child does not actually resume full-time student status in the fall, coverage will be discon-tinued on the date the fall semester commences at the institution at which the Child was enrolled.

      iii) If such a Child completes the spring semester, does gradu-ate and is not pre-enrolled as a full-time student for the fall semester, his coverage will be discontinued at the end of the spring semester. If he resumes full-time student status in the fall, any premiums for continuation coverage that were paid for the summer will be refunded and coverage will be reinstated retroactive to the end of the spring semester; and

    d) the Child of a Participant to the extent required by a quali-fied medical child support order. See paragraph 7 of this section for a definition of the phrase "medical child support order."

    No person may be simultaneously covered as a Participant and a de-pendent or as a dependent of more than one Participant.

5) "FMLA Leave" means leave granted to a participant by the Employer under the Family and Medical Leave Act of 1993.

6) "Child" includes, in addition to a natural child of the Partici-pant, the following persons dependent upon the Participant for principal support and maintenance: an adopted child, a stepchild, and a foster child. A child is considered "adopted" only when he is adopted or placed for adoption, and only if the adoption or placement occurs before the child reached his eighteenth (18th) birthday. A child is placed for adoption when a Participant assumes and retains a legal obligation for total or partial sup-port of the child in anticipation of adoption. The child's place-ment with a Participant terminates upon the termination of such legal obligation. "Foster Child" means a child of whom the Par-ticipant is the legal guardian, who resides in the Participant's household and for whom the Participant provides parental care, including health care.

7) "Medical Child Support Order" means an order, typically issued in divorce proceedings, which may create or recognize the right of a child of a Participant to be covered under this Plan. Such an order must be qualified and issued by a court of competent juris-diction or through an administrative process having the force and effect of law for this Plan to be bound by it. The Administrative Manager will provide to Participants on request guidelines used to determine whether a medical child support order is qualified.

8) "Covered Individual" means only a Participant or a Participant's Eligible Dependent who is covered under the Plan in accordance with this Article II.

9) "Active Work on a Full-Time Basis" means the performance of work by an employee for the Employer either at his customary place of employment or such other place or places as required by the Em-ployer in the course of such work for the full number of hours and full rate of pay in accordance with the established employment practices of the Employer, as determined by the Employer. An employee shall be deemed to be performing Active Work on a Full-Time Basis during excused absences (other than due to disability in excess of five
    (5) working days), as determined by the Employer.

10) "Retired Employee" means a person who a) is separated from the active service of the Employer, b) is not engaged in active, full-time work, c) has attained age fifty-five (55) and d) has a total of five (5) years of employment with the Employer. Retired Em-ployees are eligible for employee Life Insurance and employee and dependent Medical Care Benefits only.

11) "Group Insurance Contract" means the group insurance policy or any replacement thereof referred to in Section A of Article III hereof.

PARTICIPATION

Coverage of an Eligible Employee will become effective on the later of
a) the effective date of the Plan or b) the day immediately following the end of a ninety (90) day period commencing on or after his date of employment during which he has worked three hundred sixty (360) hours for the Employer provided that some of the hours must have been worked in each of the three (3) successive thirty (30) day periods comprising the ninety (90) day period and further provided that the Eligible Em-ployee must still be performing Active Work on a Full-Time Basis on this date of participation in order to become covered.

The effective date of participation shall be subject to the following conditions:

1) with respect to Weekly Disability Income Coverage -- if, at 12:01 a.m. on the date coverage (or increase in amount of coverage) of an employee would otherwise become effective, he is by reason of Injury or Illness unable to perform Active Work on a Full-Time Basis, whether or not he was scheduled to work on such day, such coverage

    (or increase in the amount of coverage) shall not become effective until such time on or after the date that such coverage would otherwise become effective that he is available to perform Active Work on a Full-Time Basis.

2) with respect to Medical Care Coverage -- if, at 12:01 a.m. on the date coverage (or increase in amount of coverage) of an employee would otherwise become effective, he is confined in a hospital or other medical facility, such coverage (or increase in the amount of coverage) shall not become effective until the day of his final medical discharge from the hospital or facility.

3) with respect to Life and Accidental Death and Dismemberment In-surance -- as provided in the Group Insurance Contract.

A Participant may have a right to continue coverage for himself and his Eligible Dependents during a period when the Participant is on a leave of absence authorized by the Employer pursuant to the Family and Medical Leave Act of 1993 (FMLA Leave). The Participant's right to continue coverage during a period of FMLA Leave, and the manner in which that coverage is continued, is described in the section below entitled FAMILY AND MEDICAL LEAVE ACT COVERAGE.

DEPENDENT COVERAGE

Coverage of a Participant's existing Eligible Dependents shall become effective on the same date as the Participant's coverage, and coverage of newly acquired dependents shall become effective automatically on the date they become Eligible Dependents, subject in both cases to the following conditions:

1) if an Eligible Dependent is confined in a hospital or other medi-cal facility on the date he would otherwise become covered, his coverage shall not become effective until the day of his final medical discharge from the hospital or facility, except that this provision shall not apply to a newborn child otherwise eligible for coverage at or seven (7) days following birth in accordance with the terms, conditions and limitations of the Plan.

2) if an Eligible Dependent is confined in a hospital or other medi-cal facility on the date an increase in amount of coverage would otherwise become effective due to an amendment of the Plan, such increase shall not become effective until the day of his final medical discharge from the hospital or facility.

TERMINATION OF PARTICIPANT COVERAGE

Coverage of a Participant shall terminate as follows: a) in the case of a Participant who does not cease work because of retirement or FMLA Leave, coverage shall terminate on the day he ceases Active Work on a Full-Time Basis, b) in the case of a Participant who ceases Active Work on a Full-Time Basis because of retirement, coverage shall ter-minate on the last day for which he receives wages from the Employer prior to retirement, and c) in the case of a Participant who ceases Active Work on a Full-Time Basis while on a period of FMLA Leave, coverage shall terminate, if at all, in accordance with the provisions of the section entitled FAMILY AND MEDICAL LEAVE ACT COVERAGE.

However, if a Participant:

1)  has been continuously employed by the Employer for at least four
   (4) months but less than one (1) year immediately prior to the date his coverage would otherwise terminate in accordance with this provision, his Life and Accidental Death and Dismemberment In-surance and Medical Care and Dental Care Coverage and that of his Eligible Dependents, but not his Weekly Disability Income Cover-age, will be extended for fourteen (14) days, or

2)  has been continuously employed by the Employer for at least one
   (1) year immediately prior to the date his coverage would otherwise terminate in accordance with this provision, his Life and Acci-dental Death and Dismemberment Insurance and his Medical Care and Dental Care Coverage, but not his Weekly Disability Income Cover-age for a disability commencing after cessation of Active Work on a Full-Time Basis for reasons other than disability, and that of his Eligible Dependents will be extended for

    a)  ninety (90) days, or

    b) one hundred eighty (180) days if he ceases work due to Injury or bodily or mental infirmity and to the extent he remains continuously unable to perform his regular work by reason of such Injury or bodily or mental infirmity, or

3) a) ceases work due to Injury or bodily or mental infirmity and to the extent he remains continuously unable to perform his regular work by reason of such Injury or bodily or mental infirmity, b) has been employed by the Employer for at least ten (10) years prior to cessation of work, and c) applies for and receives Social Security Disability Income benefits, his Medical Care and Dental Care Coverage and that of his Eligible Dependents, but not his Life and Accidental Death and Dismemberment Insurance or his Weekly Disability Income Coverage, will be extended until the expiration of thirty (30) months from the date his disability commenced.

Notwithstanding the foregoing, in no event will the coverage of a Participant be continued beyond the earliest of the following dates:

1) With respect to Weekly Disability Income Coverage and Accidental Death and Dismemberment Insurance, the date he retires;

2)  The date he becomes covered under another group benefit plan
    (whether insured or uninsured) as a result of employment with another employer;

3)  The day he enters active military service;

4) The date the Plan terminates or is amended to exclude the class of employees to which the Participant belongs.

5) With respect to continuation of Medical Care Coverage under the ninety (90) day extension referred to in Paragraph 2)a) of the section entitled TERMINATION OF PARTICIPANT COVERAGE, the date a Retired Employee becomes entitled to Medicare.

If a Participant becomes a Retired Employee, his Life Insurance will be continued after retirement (in a reduced amount in accordance with the provisions of the Group Insurance Contract); provided, however, the Trustees reserve the right to alter or terminate such coverage if they deem necessary or appropriate.

The coverage to which a Participant is entitled under this section after he ceases Active Work on a Full-Time Basis shall be reduced to the extent necessary to avoid duplicating the coverage to which the Participant is entitled, if any, under the section entitled FAMILY AND MEDICAL LEAVE ACT COVERAGE.

REINSTATEMENT OF PARTICIPANT COVERAGE

Except as provided in the section entitled FAMILY AND MEDICAL LEAVE ACT COVERAGE, the coverage of each Participant whose coverage is ter-minated (or would have been terminated were it not for his election of Continuation Coverage) and who resumes Active Work on a Full-Time Basis will be reinstated as follows:

1) If such person's employment has not been terminated -- on the day immediately following completion of one hundred sixty (160) hours of work in a period not exceeding sixty (60) days; or

2) If such person's employment has been terminated -- on the day immediately following the end of the ninety (90) day period com-mencing on or after his date of employment during which he has worked three hundred sixty (360) hours for the Employer provided that some of the hours must have been worked in each of the three
    (3) successive thirty (30) day periods comprising the ninety (90) day period.

If the termination of coverage is due to the employee being unable to perform his regular work by reason of accidental bodily injury or bodily or mental infirmity and if such employee resumes Active Work on a Full-Time Basis, the "one hundred sixty (160) hours of work" requirement will not apply and the coverage of such employee will be reinstated on the date he resumes Active Work on a Full-Time Basis, provided that he was continuously unable to perform his regular work by reason of accidental bodily injury or bodily or mental infirmity from the time his coverage terminated until the time he resumes Active Work on a Full-Time Basis.

Reinstatement of employee coverage is subject to conditions 1), 2) and
3) under the section entitled PARTICIPATION above; reinstatement of dependent coverage is subject to conditions 1) and 2) under the sec-tion entitled DEPENDENT COVERAGE above.

TERMINATION OF DEPENDENT COVERAGE

Coverage of a Participant's Eligible Dependents shall automatically terminate on the earlier of the following dates:

1) the date the Participant's coverage terminates; except that if the Participant's coverage terminates due to his death and the Parti-cipant had been continuously employed in Active Work on a Full-Time Basis by the Employer for a period of at least

    a) four (4) months but less than one (1) year, medical care coverage of his Eligible Dependents shall be extended for fourteen 14) days, or

    b) one (1) year, medical care coverage of his Eligible Dependents shall be extended for ninety (90) days.

2) as to a particular dependent, the date such dependent ceases to qualify as an Eligible Dependent.

However, a covered unmarried child who a) before the date he would otherwise cease to be eligible solely due to attained age becomes in-capable of self-sustaining employment by reason of mental or physical handicap and b) is dependent upon the Participant for his principal support and maintenance, shall not cease to qualify as an Eligible Dependent solely because of attained age while a) he remains so inca-pacitated and dependent and b) the Participant through whom he derived eligibility remains covered under the Plan, provided the initial due proof of such dependent's incapacity and dependency status is sub-mitted to the Trustees, at no expense to the Trustees, not more than thirty-one (31) days after the date such dependent would otherwise cease to be an Eligible Dependent by reason of attained age, and from time to time thereafter as requested by the Trustees.

FAMILY AND MEDICAL LEAVE ACT COVERAGE

1) CONTINUATION OF COVERAGE. A Participant may continue Medical Care and Dental Care coverage but not Life and Accidental Death and Dismemberment Insurance or Weekly Disability Income coverage for himself and his Eligible Dependents during a period of FMLA Leave as if he had not taken FMLA Leave, but had instead continued his employment and his participation in the Plan.

    A Participant will not have the right to continue coverage during a period of FMLA Leave, however, if he informs the Employer before beginning his leave that he does not intend to return to work for the Employer at the conclusion of his leave. In that event, the Participant may have a right to continue coverage under the pro-visions described below in the section entitled CONTINUATION COVERAGE.

2) TERMINATION OF COVERAGE. If the Participant elects to continue coverage during a period of FMLA Leave, his coverage (and that of his Eligible Dependents) will continue until the earliest of:

    a) the date the Participant notifies the Employer that he does not intend to return to work for the Employer after the con-clusion of the FMLA Leave;

    b) the date the Participant's employment is terminated because he fails to return to work for the Employer after the period of FMLA Leave; or

    c)  the date the Employer's participation in the Plan terminates.

3) RESTORATION OF COVERAGE. Any coverage the Participant does not continue while on FMLA Leave will be reinstated upon his return from FMLA Leave. The Participant and his Eligible Dependents will receive the same coverage they had prior to the commencement of the FMLA Leave. Neither the Participant nor his Eligible Depen-dents, if they were covered under the Plan at the time the FMLA Leave commenced, will be subject to any new preexisting condition limitation. If they had been subject to the preexisting condition limitation previously, however, that limitation will remain in effect, applied as if coverage under the Plan had been in effect during the period of FMLA Leave.

4)  NEED TO REPAY CONTRIBUTIONS.

    a) GENERAL RULE. If the Participant began a period of FMLA Leave and continued his coverage under the Plan (and that of his Eligible Dependents), and if the Participant fails to return to work for the Employer after his FMLA Leave entitlement has been exhausted or expires, the Employer will have the right to recover from the Participant the contributions made by it toward the Participant's (and his Eligible Dependents') coverage under the Plan during the FMLA Leave. The Parti-cipant will be considered to have returned to work for the Employer for this purpose only if he returns to work for at least 30 calendar days.

    b) EXCEPTION. The Employer will not have a right to recover its contributions if the Participant fails to return to work for the Employer due to:

        1) the continuation, recurrence, or onset of a serious health condition which would otherwise entitle the Participant to a period of FMLA Leave, or

        2)  other circumstances beyond the Participant's control.

    c) METHOD OF RECOVERY. If the Employer is entitled to recover its contributions under these rules, it may do so in any manner permitted by law, including deducting those amounts from amounts otherwise due the Participant. This might in-clude, for example, deducting those amounts from accrued but unpaid wages or vacation pay.

5)  SPECIAL RULES FOR KEY EMPLOYEES.

    a) KEY EMPLOYEE. Special rules apply to key employees. For this purpose, a "key employee" is a salaried employee who is among the highest paid 10 percent of all employees employed by the Employer within 75 miles of the Employer's worksite, and who is FMLA-eligible (who, for example, meets the minimum hour requirements, and works for a large enough facility, to be covered under the FMLA). Determinations of whether an em-ployee is a key employee will be made under certain technical rules set forth in government regulations, found at 29 C.F.R.
        Section 825.217.

    b) CONTINUATION OF COVERAGE. If a Participant is a key employee, special rules will apply. In that event, if the Participant is entitled to FMLA Leave, and the Employer properly notifies the Participant that it does not intend to restore the Parti-cipant to his job at the end of his leave because doing so would cause substantial and grievous economic injury to the Employer's operations, and if the Participant nevertheless does not within a reasonable time after receiving that notice terminate his FMLA Leave and return to work for the Employer, the Participant's coverage (and that of his Eligible Depen-dents) will continue until the earliest of:

        1) the date the Participant gives notice to the Employer that he no longer wishes to return to work;

        2) the date the Employer denies the Participant's reinstate-ment to employment at the end of the FMLA Leave; or

        3) the date the Employer's participation in the Plan termi-nates.

    c) RECOVERY OF CONTRIBUTIONS. If a Participant who is a key employee continues his coverage (and that of his Eligible Dependents) under this Plan, and if he is denied employment reinstatement by the Employer after the period of FMLA Leave, the Employer is not entitled to recover from the Participant the contributions made by it toward the Participant's (and his Eligible Dependents') coverage under the Plan during the FMLA Leave.

6) CONSTRUCTION IN ACCORDANCE WITH FMLA. The rules in this section will be interpreted and applied in a manner consistent with the provisions of the Family and Medical Leave Act of 1993.

CONTINUATION COVERAGE

A Participant may elect Continuation Coverage at his own expense if his Medical Care and Dental Care coverage under the Plan terminates because of a reduction in hours of employment or termination of em-ployment (for reasons other than gross misconduct).

The spouse of a Participant may elect Continuation Coverage if his Medical Care and Dental Care coverage under the Plan terminates for any of the following reasons:

1.  Death of the Participant;

2. Termination of the Participant's employment (for reasons other than gross misconduct) or reduction in the Participant's hours of employment;

3.  Divorce or legal separation from the Participant; or

4.  The Participant becomes entitled to Medicare.

A dependent child of a Participant may elect Continuation Coverage if his Medical Care and Dental Care coverage under the Plan terminates for any of the following reasons:

1.  Death of the Participant;

2. Termination of the Participant's employment (for reasons other than gross misconduct) or reduction the Participant's hours of employment;

3.  The Participant's divorce or legal separation;

4.  The Participant becomes entitled to Medicare; or

5.  The dependent ceases to be an Eligible Dependent under the Plan.

The events described above which may result in eligibility for Contin-uation Coverage are referred to hereinafter as "Qualifying Events." The Participant, spouse or child who becomes entitled to Continuation Coverage as the result of a Qualifying Event is referred to herein-after as a "Qualified Beneficiary." A child born to or placed for adoption with a Participant who is a Qualified Beneficiary is also a Qualified Beneficiary.

The Qualified Beneficiary or Participant must inform the Employer by written notice to the following address of a divorce, legal separation or a child ceasing to be an Eligible Dependent under the Plan within sixty (60) days of such Qualifying Event.

                Director of Personnel and Employee Relations
                Paul Mueller Company
                1600 West Phelps Street
                Springfield, Missouri 65802

The Administrative Manager will, within fourteen (14) days after re-ceipt of notification from the Employer that a Qualifying Event has occurred, notify the Qualified Beneficiary that he has the right to elect Continuation Coverage. The Qualified Beneficiary must then make a written election of Continuation Coverage. Such election must be received by the Administrative Manager within sixty (60) days after the later of a) the date of the notice of the right to elect Contin-uation Coverage or b) the date coverage would otherwise terminate as a result of the Qualifying Event.

If the Qualified Beneficiary does not elect Continuation Coverage within the time limits described above, his Medical Care and Dental Care coverage will not be continued.

If the Qualified Beneficiary elects Continuation Coverage, the Plan will provide him with Medical Care and Dental Care coverage which, as of the time coverage is being provided, is identical to the Medical Care and Dental Care coverage provided under the Plan to similarly situated active Covered Individuals.

Continuation Coverage may be maintained for a maximum of thirty-six
(36) months from the date of the Qualifying Event unless coverage was lost because of termination of employment or reduction in hours. In that case, the maximum Continuation Coverage period is eighteen (18) months from the date of the Qualifying Event; if the Qualified Bene-ficiary is determined by the Social Security Administration to be totally disabled as of the date of the Qualifying Event or within the first sixty (60) days of Continuation Coverage and so notifies the Administrative Manager within sixty (60) days after the Social Security Administration's determination and prior to the end of the eighteen (18) months, the maximum Continuation Coverage period for the disabled Qualified Beneficiary as well as for every other Qualified Beneficiary who lost coverage due to the same Qualifying Event will be extended for an additional eleven (11) months -- for a total of twenty-nine (29) months -- but not beyond the end of the first month which ends more than thirty (30) days after the Qualified Beneficiary ceases to be considered totally disabled by the Social Security Admin-istration. The Qualified Beneficiary must notify the Administrative Manager within thirty (30) days following a determination by the Social Security Administration that the Qualified Beneficiary is no longer totally disabled. The eighteen (18), thirty-six (36) and twenty-nine (29) month periods referred to in this paragraph include (i.e., are reduced by) the fourteen (14), ninety (90) and one hundred eighty (180) day and the thirty (30) month extensions provided in paragraphs 1, 2 and 3 of the section entitled TERMINATION OF PARTI-CIPANT COVERAGE above.

If, during the first eighteen (18) or twenty-nine (29) months on Continuation Coverage another Qualifying Event takes place, coverage may be extended, but in no case may the total amount of Continuation Coverage be more than thirty-six (36) months.

In no event will continuation coverage be continued beyond the earli-est of the following dates:

1. The date the Employer ceases to provide group health coverage to any of its employees;

2. The date the premium for Continuation Coverage is not paid by the end of the forty-five (45) or thirty (30) day grace period described below;

3. The date, after the date of the election of Continuation Coverage, on which the Qualified Beneficiary becomes covered under another group health plan which does not limit or exclude coverage for any preexisting health conditions of such Qualified Beneficiary;

4. The date, after the date of the election of Continuation Coverage, on which the Qualified Beneficiary becomes entitled to Medicare.

The Trustees will determine annually the monthly premium rates appli-cable to Qualified Beneficiaries who elect Continuation Coverage. Premium rates may be higher for the additional eleven (11) months of Continuation Coverage available to totally disabled Qualified Benefi-ciaries than during the first eighteen (18) months of Continuation

Coverage. A grace period of forty-five (45) days will be allowed for payment of the premium for Continuation Coverage prior to the date of election and thirty (30) days for payment of each subsequent Continu-ation Coverage premium. If the first premium is not received by the end of the grace period, Continuation Coverage will not take effect and the right to Continuation Coverage is forfeited. If any subse-quent premium is not received by the end of the grace period, Continu-ation Coverage will be terminated as of the end of the period for which the last timely premium was received and may not be reinstated.

LIMITED SELF-PAYMENT PRIVILEGE FOR RETIRED EMPLOYEES AND SURVIVING
DEPENDENTS

If a Participant becomes a Retired Employee, he may elect, in lieu of or following the Continuation Coverage described in the preceding section, to continue his Medical Care Coverage, but not his Life and Accidental Death and Dismemberment Insurance or his Weekly Disability Income or Dental Care Coverage, [provided he is not eligible for Federal Medicare coverage (Part A or Part B)] and/or that of his Eligible Dependents [provided they are not eligible for Federal Medicare coverage (Part A or Part B)] beyond the date such coverage would otherwise terminate by paying the full cost (as determined from time to time by the Trustees) of such coverage to the Plan.

Self-payment coverage must commence immediately upon termination of the Participant's (and/or Eligible Dependent's) regular coverage under the Plan and must be continuous. Payment for such coverage shall be made periodically as determined by the Trustees and must be received by the Trustees within ten (10) days following the beginning of the period for which due.

The Participant's self-payment coverage may not be continued beyond the earliest of the date he a) dies, b) becomes eligible for Federal Medicare coverage (Part A or Part B) or c) attains age sixty-five
(65). Coverage of the Participant's Eligible Dependents may not be continued beyond the earliest of the date a) fifteen (15) years from the date of the Participant's retirement, b) the Eligible Dependent becomes eligible for Federal Medicare coverage (Part A or Part B), c) the Eligible Dependent attains age sixty-five (65), d) the dependent ceases to be an Eligible Dependent or e) the Participant's coverage ceases; except that in the case of e):

    i) If the Participant's coverage ceases due to his death while he and his Eligible Dependents are covered under the Plan, con-tinued Medical Care Coverage is available to his surviving Eligible Dependents at their expense until they become eli-gible for Federal Medicare coverage (Part A or Part B), attain age sixty-five (65), remarry (in the case of the surviving spouse), cease to be Eligible Dependents or until fifteen (15) years following the date of the Participant's retirement, whichever occurs first;

   ii) If the Participant's coverage ceases because he becomes eli-gible for Federal Medicare coverage or attains age sixty-five
        (65), continued Medical Care Coverage is available to his Eligible Dependents at their expense until they become eli-gible for Federal Medicare coverage (Part A or Part B), attain age sixty-five (65), cease to be Eligible Dependents or until fifteen (15) years following the date of the Participant's retirement, whichever occurs first.

If an Eligible Dependent's coverage under this section would terminate due to the occurrence of a Qualifying Event (as defined in the preced-ing Section), then notwithstanding the provisions of this section to the contrary, the Eligible Dependent may elect to continue his cover-age(as in effect immediately prior to the Qualifying Event) in accor-dance with the Continuation Coverage provisions of the preceding section. In that event, except for the type of coverage available to the Eligible Dependent, his rights with respect to such continued coverage shall be governed by the preceding section.

Continued Medical Care Coverage on a self-payment basis is also avail-able in lieu of the Continuation Coverage described in the preceding section to the surviving Eligible Dependents of an active Participant who dies while eligible for early or normal retirement, to the same extent and subject to the same requirements and limitations as if the Participant had been a Retired Participant at the time of his death.

                            ARTICLE III
                              BENEFITS

A.  GROUP LIFE INSURANCE AND ACCIDENTAL DEATH AND DISMEMBERMENT IN-
    SURANCE

    Group Life Insurance and Accidental Death and Dismemberment Insur-ance benefits under the Plan shall be determined in accordance with the terms of the group insurance policy underwritten by the insurance company selected by the Trustees to underwrite such benefits as may be amended or replaced from time to time. All such benefits are the obligation of the Insurance Company solely. Beyond payment of premiums due for Participants, the Trustees have no obligation with respect to such benefits.

B.  WEEKLY DISABILITY INCOME COVERAGE

    Subject to the provisions and limitations of the Plan, if solely as a result of an Injury, or an Illness a Participant becomes disabled while covered under the Plan, the amount of benefits hereinafter described for each covered day of disability shall be payable by the Plan in accordance with the Plan's claims proce-dures.

    BENEFIT AMOUNT

    The amount of Weekly Disability Income benefits shall be equal to the lesser of $175 or 66-2/3% of the Participant's weekly rate of earnings from the Employer in effect immediately preceding com-mencement of disability. If the number of Covered Days of Dis-ability is not an exact multiple of five (5), the amount of benefits for each Covered Day of Disability shall be one-fifth (1/5) of the weekly benefit amount set forth above. For any week or portion thereof for which the Participant is entitled to disa-bility benefits under the Federal Social Security Act, the weekly disability income benefit amount payable under the Plan, if any, shall be reduced by the amount of such Social Security benefits to which the Participant is entitled for that weekly period or portion thereof (including any amounts payable attributable to the Participant's dependents). A Participant shall be deemed entitled to Social Security disability benefits (less the Plan's propor-tionate share of reasonable attorneys' fees associated with the successful collection of Social Security benefits) if he would be eligible to receive such benefits were application made. The weekly disability income benefit amount payable under the Plan will not be reduced, however, if proof is submitted to the Trus-tees that application for such Social Security disability benefits has been made and, after final determination, has been denied.
    Any Participant applying for weekly disability income benefits for a period of disability expected to last more than five (5) months shall also apply for Social Security Disability benefits. This includes making timely claim for and fully pursuing all avenues of appeal provided for under the Social Security Act with respect to denial of such benefits. As a condition of the payment of weekly disability income benefits, the Participant shall in writing a) warrant that he (and any person or entity acting on his behalf) has not settled, discharged or released any right or claim to Social Security Disability benefits and b) agree to immediately notify the Plan and refund to the Plan all amounts due the Plan upon receipt of such benefits.

    COMMENCEMENT AND DURATION OF WEEKLY DISABILITY INCOME BENEFITS

    Benefits for disabilities due to Injury shall commence on the first (1st) working day of disability. Benefits for disabilities due to Illness shall commence on the earliest of a) the sixth
    (6th) working day of continuous disability, b) the first (1st) working day of inpatient hospital confinement or c) the first
    (1st) working day of disability coinciding with or following performance of major surgery other than as a hospital inpatient.

    In no event shall benefits be payable for more than the Maximum Payment Period of fifty-two (52) weeks for any one Disability
    Period.

    WEEKLY DISABILITY INCOME DEFINITIONS

    For the purposes of these Weekly Disability Income Provisions, the following terms, whether or not capitalized, shall have the mean-ings indicated below. Words used herein in the masculine gender shall be deemed to include the feminine and vice versa.

    1) "Covered Day of Disability" means each working day, which is not excluded from the payment of benefits by the Weekly Disa-bility Income Limitations provision, on which the Participant is disabled, beginning with the applicable day benefits com-mence for any one Disability Period, as specified above;

    2) a Participant shall be deemed to be "disabled" or in a state of "disability" if by reason of Injury or Illness he is unable to perform his regular work;

    3)  "Disability Period" means:

        i) any one continuous absence from work because of disability due to one or more causes;

       ii) any two (2) or more absences from work because of disa-bility due wholly or in part to the same or related cause, except that any two (2) of such absences which are sepa-rated by the return or medical release to return of a Participant to Active Work on a Full-Time Basis for a continuous period of two (2) weeks shall be considered to have occurred in separate Disability Periods;

      iii) any two (2) or more absences from work because of disa-bility due to entirely unrelated causes, except that any two (2) such absences from work which are separated by the return or medical release to return of the Participant to Active Work on a Full-Time Basis for at least one (1) full day shall be considered to have occurred in separate Disa-bility Periods.

    4) "Former Plan" means: the Paul Mueller Company Employees Group Insurance Plan.

    5) "Injury" means only an accidental bodily injury caused by a sudden and unforeseen event, definite as to time and place; and "Illness" means only a deviation from the normal healthy state resulting from disease which requires treatment by a Physician and is not otherwise excluded from coverage under the Plan, or pregnancy.

    6) "Working Day" means Monday through Friday of each week, in-cluding holidays.

    WEEKLY DISABILITY INCOME LIMITATIONS AND EXCLUSIONS

    Benefits shall not be payable under the Weekly Disability Income provisions of the Plan for any day of disability

    1) prior to the first day on which the Participant is personally treated for the Injury or Illness causing his disability by a legally qualified physician or surgeon;

    2) on which the Participant engages in his regular occupation or in any other occupation or employment for compensation, profit or gain in which he was not engaged, or was engaged to a lesser extent, immediately prior to commencement of his disability;

    3) due directly or indirectly to bodily or mental infirmity covered by Workers' Compensation law, occupational illness law, or laws of a similar character; or Injury arising out of or in the course of any occupation or employment for com-pensation, profit or gain;

    4)  for which benefits were paid by the Former Plan;

    5) due directly or indirectly to any intentionally self-inflicted injury;

    6) due directly or indirectly to an injury or illness resulting from the Covered Individual's commission of a crime that is a felony in the jurisdiction in which it is committed. With respect to such a crime, Weekly Disability Income benefits shall not be payable if there is an investigation or charges pending against the Covered Individual or if the Covered Individual is convicted of the crime;

    7) due directly or indirectly to an injury or illness resulting from the Covered Individual's being intoxicated due to alcohol consumption or under the influence of any illegal drug. For purposes of this paragraph, "intoxicated" means a substan-tially impaired mental or physical capacity resulting from the introduction of a substance into the body.

    8)  of a Participant who is a participant in the Paul Mueller
        Company Short-Term Disability Plan and the Paul Mueller
        Company Long-Term Disability Plan.

C.  MEDICAL CARE COVERAGE

    Subject to the provisions and limitations of the Plan, the amount of the benefits hereinafter described shall be payable by the Plan in accordance with the Plan's claims procedures for the Covered Expenses incurred by an individual while covered by the Plan or the Former Plan.

    MEDICAL CARE DEFINITIONS

    Medical Care coverage provisions, the following terms, whether or not capitalized, shall have the meanings indicated below. Words used herein in the masculine gender shall be deemed to include the feminine and vice versa.

    1) "Covered Expense" means only the expense incurred, or portion of such expense, for the medical care, services or supplies described in the section entitled MEDICAL COVERED CHARGES below which a) are prescribed by a Physician, b) are necessary in connection with the diagnosis or therapeutic treatment of the Injury or Illness involved (in determining whether a ser-vice or supply, or what portion of a service or supply, is included in part b) of this definition, a service or supply must be ordered by a Physician and be commonly and customarily recognized throughout the Physician's profession as appro-priate treatment of the diagnosed Illness or Injury; and must not be educational; the length of a hospital confinement and the hospital's services and supplies will be "necessary" only to the extent they are, as determined by the Trustees, rea-sonably related to the treatment of the condition involved),
        c) are not excluded from payment of benefits by the MEDICAL LIMITATIONS AND EXCLUSIONS provision, and d) are not in excess of the reasonable, usual and customary charges for the same or similar medical care, services and supplies (in determining whether an expense, or what portion of an expense, is included in part d) of this definition, the Plan shall take into account the fees and prices generally charged for cases of comparable nature and severity at the time and place where such medical care, services and supplies are rendered or received); an expense shall be deemed to be incurred on the date the medical care, service and supply is rendered or received; in the event of a Illness or Injury which is ex-pected to result in Covered Expenses in excess of $10,000, the Trustees may request a review by a case management organ-ization designated by the Trustees; if the case management organization recommends a special treatment program which is expected to result in less cost to the Plan than if the spe-cial treatment program were not implemented and is acceptable to the Trustees, the patient and the patient's Physician, the expense of such special treatment program shall constitute Covered Expense under the Plan; if, in the event of any Illness or Injury (even if Covered Expenses do not exceed $10,000), a case management organization designated by the Trustees recommends a treatment program which, in the opinion of the Trustees, is equally effective and less costly than the treatment program utilized by the Covered Individual, the Plan will pay toward the cost of the more costly program only what it would have paid for the less costly program recommended by the case management organization.

    2) "Physician" means only a legally qualified physician or sur-geon (Doctor of Medicine or Doctor of Osteopathy); with respect to certain Covered Expenses under the Plan, the term "Physician" shall also include a duly licensed Dentist,

        Podiatrist, Chiropractor, Nurse Practitioner (other than a Nurse Midwife) or Clinical Psychologist practicing within the scope of his profession; the term "Physician" does not include Social Workers, Licensed Professional Counselors, Optometrists, Naturopaths, Nurse Midwives, Speech Therapists, Christian Science Practitioners, etc.; although the term "Physician" does not ordinarily include social workers or licensed professional counselors, services rendered by Licensed Clinical Social Workers and Licensed Professional Counselors are covered under the Plan when they are a) an integral part of, rendered at and billed by a mental illness or chemical dependency treatment program of a Hospital, a Residential Treatment Program or a Nonresidential Treatment Program, b) an integral part of a treatment program approved by the Plan's Employee Assistance Program or c) rendered pur-suant to and within the scope of a referral made by the Plan's Employee Assistance Program.

    3) "Hospital" means only an institution which meets all of the following requirements: a) maintains permanent and full-time facilities for bed care of resident patients, b) has a Physi-cian in regular attendance, c) continuously provides twenty-four (24) hour a day nursing service by Registered Nurses (R.N.), d) is primarily engaged in providing diagnostic and therapeutic services and facilities for medical and surgical care of Injuries or Illnesses on a basis other than a rest home, nursing home, convalescent home, or a home for the aged,
        e) maintains facilities for surgery except that the require-ment of facilities for surgery shall not apply to a mental institution or other institution operated primarily for the therapeutic treatment of the chronically ill, and f) is operating lawfully as a hospital in the jurisdiction where it is located;

    4) "Ambulatory Surgical Center" means any public or private es-tablishment with an organized medical staff of Physicians, permanent facilities that are equipped and operated primarily for the purpose of performing surgical procedures, continuous Physician services and registered professional nursing ser-vices whenever a patient is in the facility, and which does not provide services or other accommodations for patients who stay overnight.

    5) "Injury" means only an accidental bodily injury caused by a sudden and unforeseen event, definite as to time and place, and "Illness" means only a deviation from the normal healthy state resulting from disease which requires treatment by a Physician and is not otherwise excluded from coverage under the Plan, or pregnancy;

    6)  "Disability" or "Disabled" means

        a) in the case of a Participant, that he is unable to perform his regular work solely as a result of Injury or Illness; or

        b) in the case of any other Covered Individual, that he is prevented from engaging in all the normal activities of a person of like age and sex and in good health solely as a result of Injury or Illness;

    7) "Close Relative" means the Participant, his spouse, and the children, brothers, sisters, aunts, uncles, and parents of either the Participant or his spouse.

    8) "Highest Semiprivate Charge" means a) the standard charge by the hospital in which confined for semiprivate room and board accommodations, or the highest of such charges where the hospital has more than one established level of such charges, or b) if the hospital in which confined does not provide any semiprivate accommodations, the greater of i) 80% of the highest charge by the hospital in which confined for single-bed room and board accommodations or ii) the average semi-private rate of all other hospitals in the community.

    9) "Intensive Care Accommodations" means an accommodation segre-gated from the rest of the hospital's facilities and exclu-sively reserved for critically and seriously ill or injured patients requiring constant audiovisual observation, which provides room and board, specialized Registered Nurse (R.N.)

        and other nursing care, and special equipment or supplies immediately available on a standby basis, as prescribed by the attending Physician.

   10) "Convalescent Nursing Home" means only an institution, other than a hospital, which meets all of the following require-ments: a) maintains permanent and full-time facilities for bed care of ten (10) or more resident patients, b) has available at all times the services of a Physician, c) has a Registered Nurse (R.N.) or Physician on full-time duty in charge of patient care and one or more Registered Nurses (R.N.) or Licensed Practical Nurses (L.P.N.) on duty at all times, d) maintains a daily medical record for each patient, e) is pri-marily engaged in providing continuous skilled nursing care for sick or injured persons during the convalescent stage of their Illnesses or injuries and is not, other than incident-ally, a rest home or a home for custodial care or for the aged, and f) is operating lawfully as a nursing home in the jurisdiction where it is located; in no event, however, shall such term include an institution primarily engaged in the care and treatment of drug addicts or alcoholics;

   11) "Covered Convalescent Nursing Home Confinement" means only confinement, or portion thereof, in a convalescent nursing home which confinement

        a) commences while the individual is covered under the Plan and within seven (7) days after a covered hospital con-finement of at least three (3) days duration or a pre-viously covered convalescent nursing home confinement, as the case may be, and

        b) is necessary for care or treatment of the Injury or Ill-ness which was the cause of the preceding hospital or convalescent nursing home confinement;

        provided, however, that the Covered Individual must be under the regular care of a Physician during such confinement, or portion thereof.

   12) "Nonresidential Treatment Program" means only a nonresidential accredited treatment program for alcoholism, chemical depen-dency or drug addiction which is licensed or certified by the Department of Mental Health or similar department of the State in which the program is located.

   13) "Residential Treatment Program" means only a residential accredited treatment program for alcoholism, chemical depen-dency or drug addiction which is licensed or certified by the Department of Mental Health or similar department of the State in which the program is located.

   14) "Former Plan" means the Paul Mueller Company Employees Group Insurance Plan.

   15) "Hospice" means an organization which is a) accredited as a hospice by the Joint Commission for Accreditation of Hospitals or the National Hospice Organization, b) approved as a Hospice by Medicare or c) certified or accredited as a Hospice under applicable state law.

   16) "Durable Medical Equipment" means equipment which a) can with-stand repeated use, b) is primarily and customarily used to serve a medical purpose, c) is generally not useful to a per-son in the absence of Illness or Injury and d) is appropriate for use in the home.

   17) "Clinical Psychologist" means only a person who specializes in clinical psychology and fulfills the requirements specified in item a) or b) below whichever is applicable.

        a) A person who is licensed or certified as a psychologist by the appropriate governmental authority having jurisdiction over such licensure or certification, as the case may be, in the jurisdiction where such person renders service to the Covered Individual.

        b) If there is no licensure or certification in the jurisdic-tion where such person renders service to the Covered
            Individual, a person who is a Member or Fellow of the American Psychological Association.

   18) "Home Health Agency" means only an organization that is approved by Medicare as a home health agency and has signed a Medicare home health agency participation agreement.

   19) "Preferred Provider" means only a Hospital, Physician or other provider of medical services or supplies which participates in a Preferred Provider Organization with which the Plan has entered into a contract.

   20) "Enrollment Date" means the first day of coverage under the Plan or, if there is a waiting period for coverage, the first day of the waiting period.

   21) "Prior Creditable Coverage" means continuous coverage under any one of the following:

        -   An insured or self-insured group health plan
        -   Health insurance coverage
        -   Medicare
        -   Medicaid and Title X
        -   Indian Health Service Program
        -   State high risk pools
        -   Public health plans
        -   Peace Corps benefits

        provided a) the Covered Individual furnishes the Plan with a Certificate of Creditable Coverage or other evidence of Prior Creditable Coverage satisfactory to the Trustees and b) cover-age before a break in coverage of sixty-three (63) days or more does not count as continuous coverage.

   22) "Licensed Clinical Social Worker" means a) a person who is trained and experienced as a clinical social worker and who holds a current, valid license to practice as a clinical social worker in the state in which he practices and b) a person who is a graduate of an accredited school of social work and meets all requirements for licensure as a clinical social worker.

   23) "Licensed Professional Counselor" means a) a person who is registered, certified or licensed as a professional counselor by the state in which he practices and b) a person who is a graduate of an accredited educational institution with at least a master's degree with a major in counseling or its equivalent, meets all requirements for certification or licen-sure as a professional counselor other than the requirement of supervised counseling experience and who is supervised by a person who meets the requirements of a) above.

    MEDICAL EXPENSE BENEFIT

    Subject to the applicable Medical Deductible requirement and Maxi-mum Amounts, benefits are payable in an amount equal to:

    a.  In the case of i) services rendered by a Preferred Provider;
        ii) radiology, pathology, anesthesiology and ambulance ser-vices rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider; and
        iii) prescription drugs, an amount equal to 90% of the first $1,500 of Covered Expenses incurred by a Covered Individual during a calendar year and 100% of Covered Expenses in excess of $1,500.

    b. In the case of services other than those described in a) above, an amount equal to 80% of the first $2,500 of Covered Expenses incurred by a Covered Individual during a calendar year and 100% of Covered Expenses in excess of $2,500.

    Charges payable at 90% under paragraph a) above count toward the

    $2,500 required to be paid at 80% under paragraph b) above, and charges payable at 80% under paragraph b) above count toward the $1,500 required to be paid at 90% under paragraph a) above.

    (Exceptions: a) Covered Expenses described in Paragraph E of the section entitled MEDICAL COVERED EXPENSES below are payable in an amount equal to 50% of Covered Expenses incurred while not confined to a Hospital or treated in a Residential Treatment Program or a Nonresidential Treatment Program, and such charges will not be considered in determining the requirement for 100% payment; b) Covered Expenses described in Paragraphs P, Q, T and W of the section entitled MEDICAL COVERED EXPENSES below are pay-able in an amount equal to 100% of Covered Expenses incurred; c) Covered Expenses for Second Surgical Opinion, Flat Rate Maternity and High Risk Pregnancy are covered as specified in the following sections rather than as in this paragraph). If a) the Plan has entered into a contract with a Preferred Provider Organization
    (PPO) and b) the charges negotiated by the PPO exceed the pro-vider's usual charges and c) the Covered Individual is responsi-ble for payment of that excess, the Plan will pay the benefits described in the preceding sentence plus 100% of the amount by which the negotiated charge exceeds the provider's usual charge.

    UTILIZATION REVIEW REQUIREMENT

    1.  Inpatient Hospitalization

        Precertification of the medical necessity and appropriateness of inpatient hospitalization must be obtained from the utili-zation review organization specified by the Trustees prior to any nonemergency inpatient hospital admission or within 48 hours following any emergency inpatient hospital admission. Inpatient hospital admission includes outpatient hospital treatment that involves observation room services for more than 23 hours. If such precertification is obtained, the Plan will consider days of inpatient hospitalization which are certified as medically necessary and appropriate by the utilization review organization to meet the medical necessity requirement of the definition of "Covered Expenses." If such precertification is not obtained, the Plan will obtain a retrospective determination of the medical necessity and appropriateness of the inpatient hospitalization upon receipt of the claim for benefits involving the hospitalization. Coverage of any days of inpatient hospitalization which are determined by the utilization review organization, either prospectively or retrospectively, not to be medically neces-sary and appropriate is limited to what care would have cost had it been provided on an outpatient basis. However, the Plan will not restrict benefits for any Hospital stay in connection with childbirth for the mother or newborn Child following a normal vaginal delivery to less than forty-eight
        (48) hours, or to less than ninety-six (96) hours in the case of a Caesarean section. In addition, the Plan will not re-quire a provider to obtain authorization or precertification for prescribing the minimum lengths of stay described above.

    2. Services Requiring Precertification Regardless of Where Per-formed

        Precertification of the medical necessity and appropriateness of the services listed below must also be obtained from the utilization review organization specified by the Trustees prior to any nonemergency services or within 48 hours fol-lowing any emergency services.

        DIAGNOSTIC PROCEDURES REQUIRING PRECERTIFICATION:

        A)  Magnetic Resonance Imaging (MRI)

        B)  Computer Assisted Tomography (CT Scan)

        C)  Polysomnogram (Sleep Apnea Study)

        SURGICAL PROCEDURES REQUIRING PRECERTIFICATION:

        A)  All Breast Surgeries --

            -   Mastectomy
            -   Insertion or Removal of Breast Implant
            -   Breast Reduction or Enlargement or Other Augmentation

            (Breast Biopsy Does Not Require Precertification)

        B)  Back Surgeries, Including --

            -   Laminectomy

            -   Spinal Fusion
            -   Diskectomy

        C)  Hysterectomy

        D)  Hernia Repair

        E)  Nasal Surgery --

            -  Septoplasty
            -  Rhinoplasty

        F)  Blepharoplasty

        G)  Cataract Surgery

        H)  Vein Surgery  (Sclerotherapy)

        I)  Panniculectomy

        J)  Tonsillectomy

        K)  Adenoidectomy

        L)  Gall Bladder Surgery

        M)  Uvulopalatopharyngoplasty (Excision of Uvula for Sleep
            Disorders)

        N)  All Organ Transplant Procedures

        INTRAVENOUS PROCEDURES REQUIRING PRECERTIFICATION

        A)  IV Antibiotics

        B)  Human Growth Hormone Therapy

        If such precertification is obtained, the Plan will consider services which are certified as medically necessary and appro-priate by the utilization review organization to meet the medical necessity requirement of the definition of "Covered Expenses." If such pre-certification is not obtained, the Plan will obtain a retrospective determination of the medical necessity and appropriateness of the services upon receipt of the claim for benefits involving the services. Any services which are determined by the utilization review organization, either prospectively or retrospectively, not to be medically necessary and appropriate are not covered under the Plan.

        If, in conjunction with a request for precertification of a hospitalization or service, a question arises concerning the medical necessity and appropriateness or the coverage of the hospitalization or service, the claimant or his duly author-ized representative may request a review of a denial of precertification in accordance with the Review Procedure described in Section 6) of SELF-INSURED BENEFITS in Article VIII.

    SECOND SURGICAL OPINION BENEFIT

    Covered Expenses described in Paragraph F under the section en-titled MEDICAL COVERED EXPENSES below for a second surgical opinion which meets the following conditions are not subject to the Medical Deductible, and Benefits will be payable at the rate of 100% of the first $100 of such Covered Expenses (such Covered Expenses in excess of $100 will be paid at the rates specified in the above paragraph entitled MEDICAL EXPENSE BENEFIT):

    1) The second opinion must evaluate the need for surgery pre-viously recommended by the patient's Physician which would require either confinement in a hospital or treatment in an ambulatory surgical center.

    2) The charges that would be made for the recommended surgery, if it were performed, must qualify as Covered Expenses.

    3) The Physician furnishing the second opinion must not be finan-cially associated with the Physician who rendered the first opinion, must agree not to subsequently perform the surgery, and must be board certified in the appropriate medical spe-cialty.

    4) The second opinion must be set forth in writing by the second Physician after examination of the patient.

    If the first two opinions differ, the Plan will also pay the bene-fits described above for a third opinion.

    FLAT RATE MATERNITY

    If a) the Trustees have negotiated a flat maternity fee with the Hospital used by the Participant or the Participant's Spouse, b) the Trustees have designated the flat fee as one which qualifies for 100% reimbursement, c) the Plan and the Participant or the Participant's Spouse meet the requirements of the flat maternity fee agreement and qualify for the flat fee and d) the maternity expenses are not otherwise excluded by the Plan, the Plan will pay 100% of the flat fee. The flat fee will ordinarily apply to normal pregnancies only and will include the mother's Hospital charges for obstetrical delivery and well newborn nursery care, but will not include charges for elective items such as private accommodations. Other charges associated with the pregnancy (such as Physicians' charges) will be paid at the rates specified in the above paragraph entitled MEDICAL EXPENSE BENEFIT. The flat fee will not ordinarily apply to complicated pregnancies, Caesarean sections, sterilization procedures or premature babies.

    AUDITS BY PARTICIPANTS

    Subject to the following conditions and limitations, the Plan will pay directly to the Participant 50% of any reduction in Plan bene-fits directly resulting from billing error(s) detected by the Participant and corrected through his efforts. If the Covered Individual's deductible has not been satisfied, 50% of any such reduction in Covered Expenses will be credited toward his deduc-tible.

    1) In order to qualify for this payment, the Participant must furnish to the Plan's Administrative Manager copies of the original itemized bill and the corrected bill showing the reduction in Covered Expenses resulting from correction of the billing error(s).

    2) Payment under this provision is limited to a maximum of $1,000 per Covered Individual per calendar year.

    HIGH RISK PREGNANCY BENEFIT

    If a pregnant Participant or Spouse complies with all of the fol-lowing requirements and delivers a well baby, the Plan will pay $200 of the baby's hospital charges at the rate of 100%.

    1)  The Participant or Spouse must notify the Administrative
        Manager within two (2) weeks following a positive pregnancy test.

    2) The Participant or Spouse must have the high risk pregnancy questionnaire furnished by the Administrative Manager com-pleted by her obstetrician.

    3)  The Participant or Spouse must not smoke during the pregnancy.

    4) If the pregnancy is classified as "high risk," the Participant or Spouse must comply with all the recommendations of the case management organization selected by the Trustees.

    EMPLOYEE ASSISTANCE PROGRAM

    The Trustees may contract with an Employee Assistance Program
    (EAP) to provide short-term counseling to assist employees and dependents with personal problems, including:

    -   Family Problems
    -   Marital Problems
    -   Emotional Difficulties
    -   Stress and Anxiety
    -   Alcoholism
    -   Drug Abuse
    -   Legal Problems
    -   Financial Problems

    The EAP shall provide an assessment interview and up to five (5) counseling sessions at no cost to Covered Individuals. In addi-tion, the EAP may refer Covered Individuals to outside Psychia-trists, Clinical Psychologists, Licensed Clinical Social Workers and Licensed Professional Counselors. A portion of the fees charged by these professionals may be covered under other provi-sions of the Plan. The EAP may also refer Covered Individuals to other community resources which charge no fees or reduced fees based on the Covered Individual's ability to pay.

    Use of the EAP shall be confidential. Information shall not be released to the Employer without the Covered Individual's permis-sion.

    MEDICAL COVERED CHARGES

    A) Daily inpatient charges made by a Hospital for room and board and general nursing services, or special charges in the case of Intensive Care Accommodations, for each day of confinement as an inpatient except that the excess, if any, of the amount charged over the following Room and Board Maximums shall in no event be included as a Covered Expense under the Plan:

        Single-Bed Accommodation...........Highest Semiprivate Charge
                                           for the area of the Hospi-
                                           tal in which the patient is
                                           confined, except that no
                                           maximum applies if it is
                                           determined by the Trustees
                                           that, and only for the
                                           period of time that, it is
                                           medically necessary that
                                           the Covered Individual
                                           be isolated from other
                                           patients because of Illness
                                           that is highly contagious
                                           or because the patient's
                                           immunodefense system has
                                           been so compromised that he
                                           or she must be protected
                                           from all bacteria

        Ward or Semiprivate accommodation..No Maximum Applies

        Intensive Care accommodation.......No Maximum Applies

    B) Special inpatient charges made by a Hospital, in its own be-half, for medical care, services and supplies rendered or used during a period of confinement for which a charge as described in A) above is made, except i) those included in A) above, ii) special nursing care and iii) professional services;

    C) Charges made by a Hospital or an Ambulatory Surgical Center, in its own behalf, for medical care, services and supplies rendered or used on an outpatient basis, except charges for professional services;

    D) Charges made by a Physician for surgical care and charges made by a Physician or Certified Registered Nurse Anesthetist for the administration of anesthesia (including anesthesia sup-plies) not included in B) and C) above;

    E) Psychiatric service charges of a Physician for nervous or mental conditions. Covered Expenses for psychiatric service charges incurred while confined as an inpatient in a Hospital are limited to charges for one (1) treatment per day. Covered Expenses for psychiatric service charges incurred while not so confined will be limited to charges for one treatment in any period of seven (7) consecutive days;

    F) Professional service charges for medical care and services not included in B), C), D), and E) above, made by a Physician or by a laboratory for diagnostic laboratory and X-ray examina-tions;

    G) Nursing charges by a registered nurse (R.N.) in his own behalf for services in or out of the hospital, or physical therapy by a physical therapist or occupational therapist in his own behalf, not included in B), C), and D) above, other than a registered nurse (R.N.), physical therapist or occupational therapist who has the same legal residence as the Covered Individual or is a Close Relative of the Covered Individual;

    H)  Transportation charges not included in B) and C) above for:

        1) transportation of a Covered Individual by a licensed ambu-lance (surface or air) to and/or from a Hospital, provided the trip does not exceed one hundred (100) miles each way;

        2) transportation of a Covered Individual within the United States and Canada by a railroad or by a regularly sche-duled flight of a commercial aircraft from the place at which the Covered Individual becomes disabled by an Injury or Illness to and back from the nearest Hospital equipped to furnish special treatment incident to such disability;

    I) Medical equipment charges for orthopedic or prosthetic ap-pliances and hospital-type equipment by any person or institu-tion other than those included in B) and C) above for:

        1) artificial limbs or eyes for the initial replacement of natural limbs or eyes; casts, splints or crutches;

        2) purchase of the initial truss, brace or support as a direct result of an Injury sustained or Illness contracted while covered under the Plan or for a disabling congenital condition;

        3) oxygen and the rental of equipment for the administration thereof;

        4)  rental of a wheelchair or hospital-type bed;

        5) rental of an iron lung or other mechanical equipment re-quired for the treatment of a respiratory paralysis;

        6) rental of other Durable Medical Equipment up to a maximum of $1,000 per item. The Plan will cover the purchase of equipment when, in the Trustees' opinion, it is less costly than rental based on the expected duration of use;

    J) Charges for drugs which can be obtained only with the written prescription of a Physician and are required to be dispensed by a licensed pharmacist (including oral or injectable con-traceptives prescribed for Participants and their spouses); charges for insulin and needles and syringes for its admini-stration; charges for Norplant contraceptive implants pre-scribed for Participants and their spouses; and charges for supplies to test blood and urine sugar levels; other than those included in B), C), and D) above;

    K) Convalescent Nursing Home charges for daily room and board and general nursing services made by a convalescent nursing home for each day of Covered Convalescent Nursing Home confinement, except that no more than sixty (60) days of Convalescent Nursing Home Services incurred in any one (1) calendar year will be included as Covered Expenses under the Plan.

    L)  Home Health Care charges made by a Hospital or by a Home
        Health Agency for medical care rendered after or in lieu of confinement in a hospital or convalescent nursing home, sub-ject to the following:

        1) A Physician must certify no less frequently then every three (3) months that a) medical care described in 3) below is necessary in connection with treatment of the patient's Illness or Injury, b) the patient is totally disabled and c) in the absence of Home Health Care, the patient would be confined in a Hospital or a Convalescent Nursing Home.

        2)  The medical care must not be custodial in nature.

        3) The medical care must consist of care by a registered professional nurse (R.N.), a licensed practical nurse (L.P.N.), a home health aide, an occupational therapist, a physical therapist or a licensed respiratory therapist; provided the nurse, aide or therapist does not have the same legal residence as, and is not a Close Relative of, the Covered Individual and further provided that services of a licensed respiratory therapist are limited to three
            (3) visits to train the patient's caretaker following dis-charge from a Hospital.

    M) Charges for treatment of alcoholism, chemical dependency or drug addiction, but not tobacco dependency, by a Nonresiden-tial Treatment Program or a Residential Treatment Program.

    N) Charges by a Hospice for the following services and supplies to the extent the patient's Physician certifies that the patient is expected to live for less than six (6) months.

        1) Home health care services of the type covered under Para-graph L above, but not limited to one hundred (100) visits per twelve (12) months.

        2)  Palliative care.

        3)  Nutrition services.

        4)  Counseling and social support services by a Licensed
            Clinical Social Worker.

    O) Charges for services rendered by a chiropractor practicing within the scope of his profession. Covered Expense for chiropractic services is limited to $500 for each Covered
        Individual each calendar year.

    P) Charges for routine mammography examinations performed while the Covered Individual is not a Hospital inpatient, subject to the following frequency limits.

        One baseline mammogram during the five (5) year period begin-ning on January 1 of the calendar year in which the Covered Individual attains age 35.

        One mammogram during each calendar year beginning with the calendar year during which the Covered Individual attains age 40.

        The foregoing frequency limits are not applicable a) to per-sons with a family history of breast cancer or b) to mammo-grams recommended by a Physician following a prior mammogram which showed tissue changes.

    Q) Charges for one (1) routine pap smear each calendar year performed while the Covered Individual is not a Hospital inpatient and one (1) Physician's office visit associated with each such pap smear.

    R) Even though not medically necessary in connection with the treatment of an Illness, charges made by a Hospital or a Phy-sician for voluntary sterilization of a Participant or the spouse of a Participant.

    S) Charges for blood or blood plasma and its administration, in-cluding charges for directed or autologous blood donation.

    T) Charges for routine Prostate Specific Antigen (PSA) tests and routine digital prostate examinations performed while the Covered Individual is not a Hospital inpatient and Physicians' office visits associated with such tests and examinations; such tests and examinations are covered only with respect to Covered Individuals who have attained age 40 and are subject to a limit of one such test and examination per calendar year.

    U) Organ Transplant Expenses incurred in conjunction with the transplant of a human organ or tissue in accordance with the rules described in the table below. The Plan will not pay more than $150,000 for Organ Transplant Expenses incurred in conjunction with any one transplant. Also, the combined Organ Transplant Expenses payable for an initial transplant and any subsequent transplantation of the same organ are subject to a single $150,000 lifetime maximum.

                     SITUATION                      COVERAGE

        1. The recipient is a Covered In-   The recipient's Expenses,
           dividual under the Plan and      including the charge for
           receives the organ from a        the organ, are covered.
           cadaver

        2. The recipient is a Covered       The recipient's Expenses,
           Individual under the Plan        including the charge for
           and receives the organ from      the organ, are covered.
           a bank.

        3. The recipient and the donor      The Expenses of both
           are Covered Individuals under    are covered as two sepa-
           the Plan.                        rate claims with separate
                                            deductibles and co-pay-
                                            ments.

        4. The recipient is a Covered       The Expenses of both are
           Individual under the Plan and    covered as two separate
           the donor's expenses are not     claims with separate de-
           covered under any other plan.    ductibles and co-payments.

        5. The recipient is a Covered       Only the recipient's Ex-
           Individual under the Plan        penses are covered.
           and the donor's expenses are
           covered under another plan.

        6. The donor is a Covered           The Expenses of neither
           Individual under the Plan        are covered.
           but the recipient is not.

        Organ Transplant Expenses Include: pre-transplant testing and consultation; all services and supplies incurred for the transplant procedure; post-operative care in the hospital
                                 44

        (inpatient or outpatient); extended care in a facility or at home; pharmaceuticals and their administration, including but not limited to high-dose chemotherapy or anti-rejection drugs; durable medical equipment; and to the extent provided above, the donor's expenses.

        Covered Individuals must contact the Administrative Manager before undergoing any organ transplant procedure. A Covered Individual who does not contact the Administrative Manager runs the risk of discovering after expenses have been incurred that the procedure may not be covered by the Plan.

    V) Charges for cardiac rehabilitation services, subject to a maximum lifetime benefit of $1,500 per Covered Individual.

    W) Charges for the following services and supplies for smoking cessation, up to a lifetime maximum of $200 per Covered Indi-vidual.

        - Group or individual counseling provided by medical profes-sionals;
        -   Hypnotherapy provided by a licensed hypnotherapist;
        - Pharmaceutical aids, including prescription antidepres-sants (Zyban and Wellbutrin), nicotine patches (Nicoderm CQ or Nicotrol), nicotine gum (Nicorette) and nicotine nasal sprays.

    MEDICAL DEDUCTIBLE

    The Medical Deductible is applicable each calendar year to the Covered Expenses incurred by each Covered Individual and is con-sidered to be satisfied as soon as Covered Expenses are incurred by the Covered Individual in an amount equal to:

    a.  In the case of i) services rendered by a Preferred Provider;
        ii) radiology, pathology, anesthesiology and ambulance ser-vices rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider; and
        iii) prescription drugs, an amount equal to $100.

    b. In the case of services other than those described in a) above, an amount equal to $200.

    Charges applied to the $100 deductible under paragraph a) above count toward the $200 deductible required under paragraph b) above, and charges applied to the $200 deductible under paragraph
    b) above count toward the $100 deductible required under paragraph
    a) above.

    1) Covered Expenses incurred during the last three (3) months of one calendar year for which Medical benefits were not payable solely because of being included in the Medical Deductible may be used toward satisfying the Medical De-ductible in the next calendar year.

    2) If during any one calendar year the total amount of Covered Expenses incurred by Covered Individuals of any one family unit, consisting of the Participant and his dependents covered under the Plan, which are subject to the Medical Deductible equals:

        a. In the case of i) services rendered by a Preferred Pro-vider; ii) radiology, pathology, anesthesiology and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or out-patient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider; and iii) prescription drugs, an amount equal to $300.

        b.  In the case of services other than those described in
            a) above, an amount equal to $600.

        Charges applied to the $300 deductible under paragraph a) above count toward the $600 deductible required under para-graph b) above, and charges applied to the $600 deductible under paragraph b) above count toward the $300 deductible required under paragraph a) above, then each Covered Indi-vidual in such family unit who has not previously satisfied the Medical Deductible for that calendar year shall be auto-matically deemed to have satisfied the Medical Deductible for that calendar year on the date the total amount of such Covered Expenses is incurred.

    3)  The Medical Deductible shall not apply to the following
        Covered Expenses:

        i) Routine Prostate Specific Antigen (PSA) tests and routine digital prostate examinations performed while the Covered Individual is not a Hospital inpatient and Physicians' office visits associated with such tests and examinations;

       ii) Routine pap smears performed while the Covered Individual is not a Hospital inpatient and Physicians' office visits associated with such tests;

      iii) Routine mammography examinations performed while the Covered Individual is not a Hospital inpatient.

       iv) Well-baby Hospital charges covered under the High Risk Pregnancy Benefit.

        v) Second surgical opinions which meet the requirements of the section entitled SECOND SURGICAL OPINION BENEFIT above.

    MAXIMUM AMOUNTS

    The amount of benefits payable in the aggregate for all Covered Expenses incurred while the person is a Covered Individual (whether or not there is any interruption in his coverage under the Plan and whether or not there is any change in the status of such person from Participant to dependent and vice versa) shall not exceed:

    a) with respect to benefits paid prior to March 22, 1995, $250,000 for all Covered Expenses incurred as a result of the same or related cause; if expenses are incurred as a result of different and entirely unrelated causes, separate maximums shall apply;

    b) with respect to benefits paid on and after March 22, 1995, $1,000,000 for all causes combined;

    subject, in the case of a) and b) above, to the Evidence Rein-statement provision.

    The amount of benefits payable for treatment of alcoholism, chemi-cal dependency and drug addiction is further limited to a maximum of $50,000 lifetime.

    Coverage for inpatient treatment of nervous or mental conditions is limited to thirty (30) days per calendar year and seventy-five
    (75) days lifetime (all days, including those prior to January 1, 1998, are counted toward the lifetime maximum).

    Refer to the section entitled MEDICAL COVERED CHARGES in this Part C, for the $150,000 Organ Transplant Expense maximum.

    Refer to Paragraph V) of the section entitled COVERED MEDICAL
    CHARGES in this Part C for the $1,500 cardiac rehabilitation ser-vices maximum.

    Refer to Paragraph W) of the section entitled COVERED MEDICAL
    CHARGES in this Part C for the $200 smoking cessation maximum.

    EVIDENCE REINSTATEMENT

    A Covered Individual whose overall Maximum Amount is currently re-duced by accrual of at least $1,000 in benefits may submit, at no expense to the Plan, evidence of insurability and request rein-statement of his Maximum Amount. If such evidence is satisfactory to the Trustees, the Trustees will give their written consent to disregarding benefits previously paid in applying the Maximum Amount to benefits payable for Covered Expenses incurred with respect to such individual after the effective date of such written consent.

    EXTENDED MEDICAL EXPENSE BENEFITS ON TERMINATION OF COVERAGE

    If an individual is totally disabled on the date his Medical Expense coverage is terminated, Medical benefits shall be payable subject to the applicable Maximum Amount and other provisions and limitations of the Plan for the Covered Expenses incurred solely as a result of the Injury or Illness causing such disability but in no event beyond the earliest of the following dates:

    1)  six (6) months after the date such termination occurs;

    2) the date he ceases to be totally disabled from the same Injury or Illness;

    3) the date he becomes covered under any other group insurance policy or plan (whether insured or uninsured), or under any group basis Blue Cross, Blue Shield or other service or pre-payment plan, whereby he is entitled to any benefits under such other plan with respect to the Injury or Illness causing such disability.

    4)  the date he becomes entitled to Medicare;

    5)  the date of termination of the Plan.

    RECOVERY FROM THIRD PARTIES -- SUBROGATION

    1) In the event of payment to or on behalf of any covered person under this Plan, this Plan shall be subrogated, to the extent of benefits paid under this Plan, to any and all monies paid or payable from any other person or plan to or on behalf of the covered person, and shall be subrogated to any and all claims of or on behalf of the covered person against any other person or plan, by reason of the illness or injury which occa-sioned the payment of benefits under this Plan ("the Illness or Injury"). This Plan's rights as expressed in the preceding sentence expressly encompass, but are not limited to, monies paid or payable to or on behalf of the covered person by per-sons or plans other than the persons (or plans insuring such persons) who are responsible for the Illness or Injury, as well as claims of or on behalf of the covered person against such persons (or plans insuring such persons) responsible for the Illness or Injury.

    2) For purposes of these Subrogation and Reimbursement provi-sions, the term "person or plan" shall include, but is not limited to: a) any person, insurance company or other entity that is in any way responsible for the Illness or Injury, or is in any way responsible for providing compensation, indemni-fication, or benefits for the Illness or Injury; b) any law or policy of insurance or accidental benefit plan providing no-fault, uninsured, underinsured or general group or indivi-dual liability coverage; c) any medical reimbursement insur-ance whether or not purchased by the covered person submitting the claim, or on whose behalf the claim is submitted; and d) any specific risk accident or health coverage or insurance, including without limitation premises or homeowners medical reimbursement coverage, and student, student-athletic or student-team coverage or insurance. The term "covered person" means the person to whom or on whose behalf this Plan paid benefits for treatment of the Illness or Injury. With respect to the Plan's right to subrogation to the covered person's rights of recovery against another person or plan, and when-ever else it may be appropriate, the term also means the covered person's heirs, guardians, executors or other repre-sentatives.

    3) This Plan's rights to subrogation apply whether or not the monies paid or payable from the other person or plan are sufficient to fully compensate the covered person for his loss occasioned by the Illness or Injury. Further, the character-ization of any amounts paid or payable to or on behalf of a covered person, whether under a settlement agreement, judg-ment, plan as defined herein, or otherwise, shall not affect the priority given this Plan under these provisions with respect to such amounts.

    4) Notwithstanding any other provision in this Plan to the con-trary, but subject to the Plan's coordination of benefits rules and the exception set forth below, this Plan does not pay otherwise covered charges incurred for treatment of any illness or injury which is or, in the opinion of the Trustees, likely to become the subject of a claim by or on behalf of the covered person against any person or plan, whether by civil lawsuit or otherwise. Benefits may be conditionally covered and paid in this circumstance, solely at the discretion of the Trustees, but in that case the covered person agrees, by accepting such payment (whether made to or on behalf of the covered person) and in consideration of the Plan's conditional payment, to reimburse the Plan, to the extent of the Plan's payment, from any monies paid to or on behalf of the covered person by any other person or plan as compensation for the Illness or Injury.

    5) In addition to the foregoing the Trustees may, as a condition of making the payments described in the preceding paragraph, require the covered person or his representative to sign a subrogation agreement reflecting a) the covered person's obli-gation to reimburse the Plan, b) assignment to the Plan all rights, claims or causes of action such covered person (or any person or entity acting on his behalf) has against any plan or person to the extent of benefits paid or payable under the Plan, c) authorizing (but not requiring) the Plan to sue, en-force, compromise or settle (in such covered person's name or otherwise) all such rights, claims or causes of action, and d) warranting that such covered person (and any person or entity acting on his behalf) has not settled, discharged or released any such right, claim or cause of action against any person or plan, and shall not do so. In such event the agreement shall operate to the same extent as the agreement described in the preceding subsection. The execution of such a subrogation agreement by or on behalf of the covered person shall not, however, bind the Plan to make the conditional payments des-cribed in the preceding paragraph.

    6)  The covered person (and any person or entity acting on his be-
        half) shall hold in trust for the benefit of the Plan a) any amounts recovered to the extent of benefits paid by the Plan and b) all rights of recovery against any person or plan by reason of the Illness or Injury which occasioned the payment of benefits under the Plan and, upon receipt of amounts paid by another person or plan the covered person shall immediately notify the Plan and pay to the Plan all amounts due the Plan. Failure to make such reimbursement shall entitle the Plan to sue the covered person or, as applicable, his heirs, guar-dians, executor, or other representative in order to recover the amounts due the Plan under these subrogation and reim-bursement provisions, and where in that case the Plan is successful in whole or in part the Plan shall also be entitled to reimbursement from the covered person of all costs of col-lection, including reasonable attorneys fees.

    7) Where this Plan is entitled to reimbursement pursuant to these subrogation provisions and the covered person fails or refuses to provide complete reimbursement, in addition to any other remedies the Plan may have under the plan or otherwise the Plan may terminate coverage of the covered person with respect to pending and future claims, and may set-off the reimburse-ment due the Plan against claims, whether related or unrelated to the injury or illness giving rise to this Plan's reimburse-ment rights, payable by the Plan to or on behalf of the cov-ered person and any covered member of the covered person's family.

    8) This Plan shall not be responsible for any costs or expenses, including but not limited to attorneys fees, incurred by or on behalf of a covered person in connection with any recovery from any other person or plan unless this Plan so agrees in writing to pay a part of these expenses.

    9) Upon written notification to such covered person, the Plan may (but shall not be required to) directly collect any claim the covered person (or any person or entity acting on his behalf) may have against any person or plan relating to the Illness or Injury which occasioned the payment of benefits under the Plan in any manner decided by the Trustees and without such covered person's consent or the consent of any person or entity acting on behalf of such person; any monies so recovered shall first be applied to the Plan's reasonable collection costs and ex-penses (including attorneys' fees), then to payments made under this Plan, with any remaining balance to be paid to or on behalf of the covered person as soon as administratively practicable.

   10) In any collection effort by the Plan under Paragraph 9 above, or with respect to any claim for reimbursement from the covered person or any person acting on his behalf, the Trustees may agree to recover less than the full amount of reimbursement if the Trustees determine in their discretion that the Plan has made, or caused to be made, such reasonable collection efforts as are appropriate under the circumstances and the terms of such agreement are reasonable under the cir-cumstances, based upon the likelihood of collecting such amounts in full or the approximate expenses the Plan would incur in an attempt to collect such amounts. The Trustees within their sole discretion shall determine which of the Plan's right and remedies is in the Plan's best interests and may take such action against any person or plan as they deter-mine to be appropriate under the circumstances, further pro-vided that any failure by the Plan, its Trustees or its agents to exercise any right under these subrogation provisions, and the reimbursement and recovery provisions where follow here-after, shall not constitute a waiver of such right or affect the parties' rights and obligations hereunder unless expressly agreed thereto in writing by the Trustees.

   11) A covered person (and anyone acting on behalf of the covered person) has a duty to cooperate with this Plan and, at the request of the Trustees or their designee, to take any action, give information and assistance, and execute such documents as are deemed by the Trustees necessary to enforce the Plan's rights under these subrogation provisions and the reimburse-ment and recovery provisions which follow hereafter. The Plan will make no payments to a covered person or on a covered per-son's behalf until the Trustees are satisfied that the covered person has complied with the requirements of this subsection. The Trustees or their designee, without the consent of or notice to any person, may release to or obtain from any person any information, with respect to any person, which the Trus-tees or their designee deem necessary to implement these provisions.

   12) The covered person, or anyone acting on his behalf, shall take no action to prejudice the subrogation or reimbursement rights of this Plan, and shall not settle or compromise any claim against any person or plan, where this Plan is subrogated with respect to monies payable to or on behalf of the covered per-son by such person or plan, without the express, written con-sent of the Trustees or their designee. Where the Trustees determine that the covered person, or anyone acting on behalf of the covered person, has in the opinion of the Trustees so prejudiced the Plan's rights, the provisions of Paragraphs 6 and 7 above shall apply as though the covered person had re-ceived payment of amounts up to the extent of the Plan's subrogation interest.

    REIMBURSEMENT AND RECOVERY

    1) Whenever this Plan makes payments which, together with the payments the covered person has received or is entitled to receive from any other plan or person,

        a) exceed the maximum amount necessary to satisfy the intent of this Plan's subrogation and reimbursement rules or the Plan's coordination of benefit provisions; or

        b) exceed, under the terms of the Plan, the benefits properly payable to the person or plan to or for or with respect to whom the payments were made,

        the Trustees shall have the right to recover such payments, to the extent of such excess, from among one or more of the fol-lowing, as the Trustees shall determine: any person to whom or on whose behalf such payments were made, any other covered person who is a member of the family of the person to whom or on whose behalf the Plan made payment, any insurance com-panies, or any other organizations. Alternatively, the Trus-tees may set-off the amount of such payments, to the extent of such excess, against any amount owing, at that time or in the future, to one or more of the following, as the Trustees shall determine: any person to whom or on whose behalf such payments were made, any other covered person who is a member of the family of the person to whom or on whose behalf the Plan made payment, any insurance companies, or any other organizations.

    2) For example, but not by way of limitation, if this Plan pays a claim submitted by a covered person or a health care provider who treated the covered person, and the Trustees later deter-mine that the claim was for an expense not covered under this Plan, then the Trustees are entitled to recover the payment from the covered person, a covered member of the person's family, or the provider, or to recover part of the payment from the covered person (or a covered member of his family) and part from the provider, or the Trustees may set-off the amount of the payment from amounts the Plan owes in the future to the covered person (or a covered member of the person's family) or the provider, or both. This same rule applies if the Plan makes payment to or on behalf of a covered person or a provider of an expense which is a covered expense, but the amount paid exceeds the amount required to be paid under the Plan.

    3) These reimbursement provisions also apply where this Plan makes payment of an allowable expense incurred for treatment of an illness or injury for which another person or plan is or may be liable, and where the Plan's subrogation provisions do not provide the Plan with a right to recover the amounts the Plan pays for treatment of the illness or injury. If the other person or plan makes payment to the covered person or on the covered person's behalf as compensation for the illness or injury, and this Plan is not subrogated with respect to the payment, this Plan is entitled to reimbursement from the covered person (or the person who received such payment on behalf of the covered person) in an amount equal to the lesser of the benefits paid by this Plan for treatment of the injury or illness, or the amount paid to the covered person or on the covered person's behalf by the other person or its insurer. This provision shall not apply where the other person or its insurer is a medical plan with respect to which this Plan, pursuant to its coordination of benefits provisions, is the primary payer of the covered person's allowable expenses. Paragraphs 6 and 7 of the Plan's subrogation provisions above, regarding the covered person's duty to make reimbursement, and the Plan's rights and remedies if he does not, are incor-porated by reference herein.

    4) In addition, where another person or plan pays compensation to or on behalf of a covered person for an illness or injury, and the covered person incurs (either before or after payment of such compensation) otherwise covered charges for treatment of the illness or injury, a special rule applies. In that case, such otherwise covered charges which were incurred after the date on which the compensation was paid, or which were in-curred prior to such date but not paid by this Plan as of such date, shall be excluded to the extent of the excess (if any) of the compensation paid to or on behalf of the covered person over the covered charges which the Plan has already paid for treatment of the illness or injury.

    5) This Plan shall not be responsible for any costs or expenses incurred by or on behalf of a covered person in connection with any recovery or reimbursement from any other plan or person unless this Plan agrees in writing to pay a part of those expenses. The characterization of any amounts paid to or on behalf of a covered person, whether under a settlement agreement, judgment, "plan" as defined in Paragraph 2 of the Plan's subrogation provisions above, or otherwise, shall not affect this Plan's right to reimbursement and to characterize otherwise covered charges as excludable charges pursuant to the provisions of these reimbursement and recovery provisions.

    CONDITIONAL PAYMENTS IN CASE OF WRONGFUL DEATH

    1) Where a covered person dies as a result of the Injury or Ill-ness, and another covered person, in the judgment of the Trustees, has as a result of such death a cause of action for the deceased person's wrongful death, the otherwise covered expenses incurred by or on behalf of the deceased person prior to his death shall not be considered covered expenses under this Plan. However, such expenses may nevertheless be treated as conditionally covered expenses and be paid in this circum-stance, solely at the discretion of the Trustees, but in that case the covered person with the cause of action agrees, in consideration of the Plan's payment of such expenses, to reim-burse the Plan, to the extent of the Plan's payment, from any monies paid to such covered person by any other person or plan as compensation for the deceased person's death. Failure to make such reimbursement shall entitle the Plan to sue the covered person or, as applicable, his heirs, guardians, execu-tor, or other representative in order to recover the amounts due the Plan under this provision, and where in that case the Plan is successful in whole or in part the Plan shall also be entitled to reimbursement from the covered person of all costs of collection, including reasonable attorneys fees.

    2) In addition to the foregoing the Trustees may, as a condition of making the conditional payments described in the preceding paragraph, require the covered person with the cause of action to sign a subrogation or reimbursement agreement reflecting the covered person's obligation to reimburse the Plan, and in such event the agreement shall operate to the same extent as the agreement described in the preceding subsection. The exe-cution of such a subrogation agreement by such covered person shall not, however, bind the Plan to make the conditional pay-ments described in the preceding paragraph.

    3) Where this Plan makes the conditional payments described above and the covered person with the cause of action elects not to pursue the cause of action, but some other person related to the deceased person pursues the cause of action and recovers monies from the person or plan who is or may be responsible for the deceased person's wrongful death, this Plan is never-theless entitled to reimbursement from the covered person.
        If the covered person fails or refuses to provide complete reimbursement, in addition to any other remedies the Plan may have, under the Plan or otherwise, the Plan may terminate coverage of the covered person with respect to pending and future claims, or may set-off the reimbursement due the Plan against claims, whether related or unrelated to the injury or illness giving rise to this Plan's reimbursement rights, pay-able by the Plan to or on behalf of the covered person and any covered member of the covered person's family, or the Plan may do both of these things.

    DETERMINATION OF BENEFITS UNDER SUBROGATION AND
    REIMBURSEMENT PROVISIONS

    The amount of benefits, if any, payable under the Plan pursuant to the preceding provisions concerning subrogation and reimbursement shall be determined in accordance with the provisions of paragraph
    1) and 2) of the Section entitled BENEFIT DETERMINATION of the COORDINATION OF BENEFITS AND EXCESS COVERAGE PROVISION of the Plan as if the proceeds of the settlement, judgment or Insurance Policy were benefits payable under another Plan (that is, the sum of the benefits payable under this Plan and the proceeds of the settle-ment or judgment shall not exceed the Allowable Expenses incurred by the covered individual during the Benefit Determination Period).

    EFFECT OF ELIGIBILITY FOR MEDICARE COVERAGE ON PLAN BENEFITS

    With respect to Covered Individuals who are entitled to coverage under the Federal Medicare Program (hereinafter referred to as "Medicare"), solely due to end-stage renal disease, Medical Care benefits otherwise payable under this Plan after the first thirty
    (30) months of Medicare entitlement shall be reduced by the amount of benefits the Covered Individual receives (or would be eligible to receive were proper claim made therefor) from Medicare. Such Covered Individual shall be deemed eligible for coverage under Medicare if he could have enrolled but failed to do so for any reason (except that a Covered Individual who is eligible for Medicare Part A only through "voluntary enrollment" requiring payment of a premium shall not be deemed eligible for coverage under Medicare unless he actually enrolls). For purposes of this provision, all benefits payable under Medicare shall be taken into account whether or not claim has been duly made therefor. The Plan shall reimburse such Covered Individuals for the cost of Medicare coverage upon receipt of written request.

    The provisions of the preceding paragraph shall not apply to Re-tired Employees and Eligible Dependents of Retired Employees.
    Their Medical Care benefits terminate upon entitlement to Medi-care.

    If other Covered Individuals who are entitled to Medicare elect to continue to be covered under this Plan for Medical Care Benefits, their benefits shall be determined as if they were not covered by Medicare. The Plan shall not reimburse such Participants for the cost of Medicare coverage.

    COORDINATION OF BENEFITS AND EXCESS COVERAGE PROVISION

    If any person covered under this Plan is also covered under any other plan (as defined below) and is entitled to benefits or ser-vices as to medical care, services or supplies for which benefits are payable under this Plan, the benefits otherwise payable under this Plan shall be adjusted to the extent hereinafter provided if required by the terms of this provision so as to consider the benefits or services under such other plan.

    DEFINITIONS

    As used in this Coordination of Benefits and Excess Coverage pro-vision, the following terms, whether or not capitalized, shall have the meanings indicated:

    1) "Plan" means any plan providing benefits for or by reason of medical care or treatment for which benefits or services are paid, payable or furnished by any of the types of coverage, plans or programs listed below or any other group or blanket type contracts or plans as are not available to the general public and under which benefits for an individual and his de-pendents can be obtained and maintained only because of the covered person's membership in or connection with a particular organization or group, except as otherwise provided in the next to last sentence of this item 1):

        a) any group or blanket insurance plan, or any other plan covering individuals or members as a group,

        b) any self-insured or non-insured, or any other plan, ar-ranged through any employer, trustee, union, employer organization, or employee benefit organization,

        c) any hospital service prepayment plan, medical service pre-payment plan, group practice, health maintenance organi-zation and any other prepayment coverage,

        d)  any coverage under governmental programs (except Medi-
            care), or any coverage required or provided by any statute.

        In addition, the definition of "plan" shall include group automobile insurance coverage and individual or family sub-scriber policies or contracts issued under a group or blanket type plan, but shall not include 1) hospital indemnity type contracts, or 2) types of plans covering students for accident benefits only. The term "plan" shall be construed separately with respect to each policy, contract or other arrangement for benefits or services and separately with respect to that por-tion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other plans into consideration in determining the benefits there-under and that portion which does not.

    2) "Allowable Expense" means any necessary, reasonable, and cus-tomary item of medical expense which is covered under this plan.

    3) "Benefit Determination Period" means a period from January 1 of each year to December 31 of the same year, both dates inclusive.

    BENEFIT DETERMINATION

    The benefits payable under this Plan shall be subject to the fol-lowing:

    1) This Coordination of Benefits and Excess Coverage provision shall apply in determining the benefits as to a person covered under this Plan for any Benefit Determination Period if the sum of

        a) the benefits that would otherwise be payable under this Plan in the absence of this provision, and

        b) the benefits that would otherwise be payable under all other plans in the absence therein of provisions of simi-lar purpose to this provision,

        exceed the Allowable Expenses incurred by or on behalf of such person during such period.

    2) As to any Benefit Determination Period with respect to which this provision is applicable, the benefits that would other-wise be payable under this Plan in the absence of this pro-vision for the Allowable Expenses incurred by or on behalf of such person during such Benefit Determination Period shall be reduced, except as provided in item 3) below, to the extent necessary so that the sum of such reduced benefits and all the benefits paid for, payable or furnished in connection with such Allowable Expenses under all other plans shall not ex-ceed the total of such Allowable Expenses. For the purposes of this provision, all benefits payable or furnished under another plan shall be taken into account whether or not claim has been duly made therefor.

    3)  If coverage under another plan is involved, as provided in item 2) above, and

        a) such plan contains a provision coordinating the benefits thereunder with those of this Plan and according to its terms and conditions, benefits thereunder would not be determined until after the benefits of this Plan have been determined, and

        b) the terms and conditions set forth in item 4) below would require benefits under this Plan to be determined before benefits are determined under such other plan,

        then the benefits otherwise provided under such other plan will not be taken into account for the purposes of determin-ing the benefits under this Plan.

    4) For the purposes of item 3) above, the basis for establishing the order of benefit determination shall be as follows:

        a) the benefits of the plan which covers the person on whom claim is based other than as a dependent shall be deter-mined before the benefits of a plan which covers such person as a dependent;

        b) except for cases of a person for whom claim is made as a dependent child whose parents are separated or divorced, the benefits of a plan which covers the person on whom claim is based as a dependent of a person whose date of birth, excluding year of birth, occurs earlier in a calendar year shall be determined before the benefits of a plan which covers such person as a dependent of a person whose date of birth, excluding year of birth, occurs later in a calendar year;

        c) in the case of a person for whom claim is made as a depen-dent child whose parents are separated or divorced;

            i) if the parent with custody of the child has not re-married, the benefits of a plan which covers the child as a dependent of the parent with custody of the child will be determined before the benefits of a plan which covers the child as a dependent of the parent without custody;

           ii) if the parent with custody has remarried, the benefits of a plan which covers the child as a dependent of the parent with custody shall be determined before the benefits of a plan which covers that child as a depen-dent of the stepparent, and the benefits of a plan which covers that child as a dependent of the step-parent will be determined before the benefits of a plan which covers that child as a dependent of the parent without custody;

            notwithstanding i) and ii) above, if there is a court decree which would otherwise establish financial respon-sibility for the medical, dental or other health care expenses with respect to the child, the benefits of a plan which covers the child as a dependent of the parent with such financial responsibility shall be determined before the benefits of any other plan which covers the child as a dependent;

        d) when rules a), b) and c) do not establish an order of benefit determination, the benefits of a plan which has covered the person on whom claim is based for the longer period of time shall be determined before the benefits of a plan which has covered such person for the shorter period of time, provided, however, that the benefits of the plan which covers the person on whose expenses claim is based as a terminated, laid-off or retired employee, a dependent of such a person or a former dependent of a current or former employee shall be determined after the benefits of any other plan covering such person other than as a terminated, laid-off or retired employee, a dependent of such a person or a former dependent of a current or former employee.

    5) When this provision operates to reduce the total amount of benefits otherwise payable with respect to a person covered under this Plan during any Benefit Determination Period, each benefit that would otherwise be payable in the absence of this provision shall be reduced proportionately and such reduced amount shall be charged against any applicable benefit limit of this Plan.

    COORDINATION WITH MEDICAID

    Eligibility for coverage under this Plan shall not be affected by the fact that a person is eligible for or is provided medical assistance under Medicaid, that is, a State plan for medical assistance approved under Title XIX of the Social Security Act. In addition, this Plan's coordination of benefits provision will not apply to benefits a person is entitled to receive under Medi-caid.

    EXCESS COVERAGE

    If one or more of the other plans involved (as defined in this Coordination of Benefits and Excess Coverage provision) provides benefits on an Excess Insurance or Excess Coverage basis, items 3) and 4) of the BENEFIT DETERMINATION provisions shall not apply to such plan(s) and this Plan will pay as excess coverage.

    INFORMATION RIGHTS

    For the purposes of determining the applicability and implementa-tion of the terms of this provision of this Plan or any provision of similar purpose of any other plan, the Trustees may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization or person any informa-tion which the Trustees deem to be necessary for such purposes. Any person claiming benefits under this Plan shall as a condition precedent thereto furnish to the Trustees such information as may be necessary to implement this provision.

    PAYMENT ADJUSTMENTS

    Whenever payments which should have been made under this Plan in accordance with this provision have been made under any other plan, the Trustees shall have the right, exercisable alone and in their sole discretion, to pay over to any organization making such other payments any amounts they shall determine to be warranted in order to satisfy the intent of this provision, and amounts so paid shall be deemed to be benefits paid under this Plan and, to the extent of such payments, the Trustees shall be fully discharged from liability under this Plan.

    RECOVERY RIGHT

    Whenever payments have been made by the Trustees with respect to Allowable Expense in a total amount, at any time, in excess of the maximum amount of payment necessary at the time to satisfy the intent of this provision, the Trustees shall have the right to recover such payments, to the extent of such excess, from among one or more of the following, as the Trustees shall determine: any persons to whom, for whom, or with respect to whom such payments were made, any insurance companies, and any other organizations.

    MEDICAL LIMITATIONS AND EXCLUSIONS

    Benefits shall not be payable under the Medical Care Coverage pro-vided by the Plan for or in connection with:

    1) Pregnancy and related complications of a dependent other than the spouse of a Participant; oral or injectable contraceptives

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

        and Norplant contraceptive implants prescribed for a dependent other than the spouse of a Participant;

    2) Medical care, services and supplies for which no charge is made or for which the Covered Individual is not, in the ab-sence of this coverage, legally obligated to pay;

    3) Medical care, services and supplies which are furnished by a Hospital or facility operated by or at the direction of the United States Government or any authorized agency thereof, or furnished at the expense of such Government or agency, or by a Physician employed by such a Hospital or facility, unless
        i) the treatment is of an emergency nature and the Covered Individual is not entitled to such treatment without charge by reason of his status as a veteran or otherwise or ii) payment is required by law; in no event, however, shall the Plan be required to provide greater benefits for care furnished by a Government Hospital or facility than it would provide for com-parable care at another Hospital or facility.

    4) Medical care, services or supplies to the extent that they are paid for, payable or furnished a) pursuant to any plan or program administered by a National Government or agency thereof or with funds received from taxation or contributions collected pursuant to legislation by a National Government, or b) pursuant to any State Cash Illness law or laws of a similar character, including any group insurance policy or self-insured fund approved under such law;

     5) Eye refractions, eye glasses (including contact lenses) or the fitting of eye glasses, except that this limitation shall not apply to the initial lens replacement following cataract surgery; surgery to correct refractive error; surgery to cor-rect refractive error;

    6)  Hearing aids or the fitting of hearing aids;

    7) Blood or blood plasma for which the Hospital or other supplier makes a refund or allowance to or on behalf of the Covered In-dividual either as a result of the operation of a group blood bank or otherwise, but only to the extent of the refund or allowance;

    8) Cosmetic surgery or other medical care for cosmetic purposes, except for a) medical care and treatment for Injuries sus-tained in an accident, b) medical care and treatment for the correction of an abnormal congenital condition and c) recon-structive surgery to correct a defect caused by prior surgery performed for treatment of an Illness;

    9) Illness covered by Workers' Compensation law, occupational disease law, or laws of a similar character; or Injury arising out of or in the course of any occupation or employment for compensation, profit or gain;

   10) In the case of a newborn child, Hospital room and board or nursery charges, Physician charges for routine care, or charges for circumcision, incurred by or on behalf of such child, unless such charges are a) for treatment of Injury or Illness, premature birth or congenital abnormalities or b) are covered under the section entitled HIGH RISK PREGNANCY BENEFIT above;

   11) An Injury or Illness for which any medical advice, diagnosis, care or treatment was received within the three (3) month period immediately prior to the Covered Individual's Enroll-ment Date until the earliest of a) the end of a period of three (3) consecutive months ending after the Covered Indivi-dual's Enrollment Date during which the Covered Individual has not received for or in connection with such Injury or Illness any medical, surgical, hospital or nursing service or treat-ment of any kind or any drugs or medicines lawfully obtainable only upon prescription of a Physician or b) in the case of a Participant, a period of six (6) consecutive months during which the Participant has been continuously covered under the

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

        Plan and continuously at Active Work on a Full-Time Basis or
        c) the end of the period of twelve (12) consecutive months following the Covered Individual's Enrollment Date; provided, however, that this twelve (12) consecutive month period shall be reduced by the Covered Individual's aggregate periods of Prior Creditable Coverage;

        (This Paragraph 11) shall not apply a) to restrict a Covered Individual's coverage under the Plan if coverage was termi-nated during a period of FMLA Leave and then reinstated after the conclusion of the FMLA Leave, to the extent the require-ments of this Paragraph 11) were satisfied by the Covered Individual immediately before the FMLA Leave began; b) to a Covered Individual whose coverage is terminated and who again becomes covered within one year of the date of termination or whose coverage is terminated due to the Participant being unable to perform his regular work by reason of Injury or bodily or mental infirmity provided he remains continuously so unable to perform this regular work from the time coverage was terminated until the time he resumes Active Work on a Full-Time Basis, to the extent the requirements of this Paragraph
        11) were previously satisfied by the Covered Individual during his previous period of coverage under the Plan; or c) preg-nancy, subject to other limits and conditions on pregnancy benefits provided elsewhere in the Plan; further, a newborn or adopted Child (see Paragraph 6 of the section entitled DEFINI-TIONS in Article II for a definition of the term "adoption") of a Participant is deemed to have at least twelve (12) months of Prior Creditable Coverage, which will normally permit the Child to avoid the Plan's pre-existing conditions restriction; however, this special rule for Children only applies to a Child who does not become covered under the Plan immediately upon birth or adoption if the Child was enrolled under Prior Creditable Coverage within thirty (30) days after the birth or adoption and ceases to apply after the Child experiences a sixty-three (63) day or longer break in Prior Creditable Coverage.

   12) Injury or Illness resulting from any act or incident of war, whether declared or undeclared, insurrection or any atomic explosion or other release of nuclear energy (except only when being used solely for medical treatment of an Injury or Ill-

        ness), whether in peacetime or in wartime and whether intended or accidental;

   13) Repair, removal, extraction, replacement and any other treat-ment of teeth or nerves connected to teeth, except that this limitation shall not apply to Covered Expenses incurred for the following: a) removal of impacted or unerupted teeth or tissue or bone impacting such teeth, b) medically necessary care, services and supplies furnished by a hospital or ambu-latory surgical center during confinement in connection with dental treatment; c) administration of anesthesia when medi-cally necessary in connection with a procedure covered under this Paragraph 13); d) treatment of injuries to natural teeth sustained in an accident, but only to the extent that such treatment commences within six (6) months after the accident and is received within twelve (12) months after the accident; and e) surgical procedures for incision and drainage of alveo-lar abscesses, alveolectomy, alveoplasty, apicoectomy, exci-sion of cysts and tumors, excision of epulis, torus palatinus and gingivectomy and gingivoplasty;

   14) Except as otherwise specifically provided elsewhere in the Plan, medical examinations for "checkup" purposes when not incident and necessary to the treatment or diagnosis of an Illness, including but not limited to routine physical exams, school physicals, company physicals, well child care, immuni-zations and vaccinations;

   15) Treatment of exogenous obesity (including weight loss pro-grams);

   16) Treatment of tobacco dependency, except smoking cessation ser-vices to the extent covered under Paragraph W) of the section entitled MEDICAL COVERED CHARGES in this Part C.

   17) Paid by Former Plan. Medical care, services or supplies for which benefits were paid by the Former Plan.

   18) Incurred While Not Covered. Any expense that is incurred while an individual is not a Covered Individual, unless a Plan provision specifically provides otherwise. For this purpose, an expense is incurred at the time the service or supply is actually provided.

   19) Treatment of alcohol intoxication unless part of an alcoholism treatment program.

   20) Treatment of conduct or behavioral disorders. However, such treatment which has been precertified and approved as medi-cally necessary by the Plan's Employee Assistance Program is covered, subject to all other plan provisions.

   21) Exercise programs, except cardiac rehabilitation services to the extent covered under Paragraph V) of the section entitled MEDICAL COVERED CHARGES in this Part C.

   22)  Speech therapy.

   23) Any experimental or investigative drug, device, medical treat-ment or procedure. A drug, device, medical treatment or pro-cedure is experimental or investigative:

        a) in the case of a drug or device, if it cannot be lawfully marketed without the approval of the U.S. Food and Drug Administration and if such approval has not been given at the time the drug or device is provided to the patient; or

        b) if the drug, device, medical treatment or procedure, or the patient informed consent document used with any of them, was reviewed and approved by the treating facility's institutional review board or any other body serving a similar function, or if federal law requires such review or approval; or

        c) if the drug, device, medical treatment or procedure is the subject of an ongoing Phase I or Phase II clinical trial, is the research, experimental, study or investigational arm of ongoing Phase III clinical trials, or is otherwise under study to determine its maximum tolerated dose, its toxicity, its safety, its efficacy or how any of these factors compares with standard means of treatment or diagnosis; or

        d) in the case of a drug or device, if it is prescribed or used "off label," i.e., dispensed for a use for which it is not approved by the U.S. Food and Drug Administration; or

        e) if panelists participating in an evaluation under the American Medical Association's Diagnostic and Therapeutic Technology Assessment Program support a consensus that the safety or effectiveness of a drug, device, medical treat-ment or procedure is "doubtful" or "unacceptable" or "in-appropriate"; or

        f) if the drug, device, medical treatment or procedure is considered by the U.S. Department of Health and Human Services Health Care Financing Administration to be inves-tigational, not reasonable and necessary, not primarily medical in nature or not verified as effective by scien-tific controlled studies.

        The Trustees may, from time to time, retain a medical consul-tant, who may, in the exercise of his or her judgment, waive the exclusion of a drug, device, medical treatment or proce-dure described in subparagraph b) or d) above, or in subpara-graph c) above (but may not waive the exclusion of a drug, device, medical treatment or procedure that is the subject of an ongoing Phase I clinical trial).

   24)  Intentionally self-inflicted injury.

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

   25) Injury or illness resulting from the Covered Individual's com-mission of a crime that is a felony in the jurisdiction in which it is committed. With respect to such a crime, Medical Benefits shall not be payable if there is an investigation or charges pending against the Covered Individual or if the Covered Individual is convicted of the crime.

   26) Injury or illness resulting from the Covered Individual's being intoxicated due to alcohol consumption or under the influence of any illegal drug. For purposes of this para-graph, "intoxicated" means a substantially impaired mental or physical capacity resulting from the introduction of a sub-stance into the body.

   27) Medication used to treat erectile dysfunction or impotency in excess of six (6) doses in any one month. This includes all dosage forms of such medication. Medications for which coverage is limited by this paragraph include, but are not limited to, Viagra, Caverject and Muse.

D.  DENTAL CARE COVERAGE

    Subject to the provisions and limitations of the Plan, the amount of the benefits hereinafter described shall be payable by the Plan in accordance with the Plan's claims procedures for the Covered Dental Expenses incurred by an individual while covered by the Plan or Former Plan.

    DENTAL CARE DEFINITIONS

    As used in these Dental Care coverage provisions, the following terms, whether or not capitalized, shall have the meanings indi-cated below. Words used herein in the masculine gender shall be deemed to include the feminine and vice versa.

    1) "Covered Dental Expense" means only the expense incurred, or portion of such expense, for the dental care, services or supplies described in the section entitled COVERED DENTAL EXPENSES below which are a) furnished or prescribed by a

        Dentist, b) not excluded from payment of benefits by the DENTAL CARE LIMITATIONS AND EXCLUSIONS provision and c) not in excess of the reasonable, usual and customary charges for the same or similar dental care, services and supplies (in determining whether an expense, or what portion of an expense, is included in part c) of this definition, the Plan shall take into account the fees and prices generally charged for cases of comparable nature and severity at the time and place where such dental care, services and supplies are rendered or re-ceived); an expense shall be deemed to be incurred on the date the dental care, service and supply is rendered or received;

    2) "Dentist" means only a Physician of Dental Surgery (D.D.S.) practicing within the scope of his license.

    3) "Former Plan" means Paul Mueller Company Employees Group In-surance Plan.

    DENTAL EXPENSE BENEFIT

    Dental Care benefits are payable in an amount equal to 100% of the Covered Dental Expenses incurred by a Covered Individual during a calendar year; provided, however, that the amount of benefits pay-able in the aggregate for all Covered Dental Expenses incurred by a Covered Individual (whether or not there is any interruption in his coverage under the Plan and whether or not there is any change in the status of such person from Participant to Dependent and vice versa) during a calendar year shall not exceed $500. A sepa-rate $500 Maximum Amount is applicable to each Covered Individual each calendar year.

    COVERED DENTAL EXPENSES

    A) Routine oral examinations and prophylaxis, including cleaning, scaling and polishing, twice in any calendar year;

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

    B)  Topical application of fluoride to children under age nineteen
        (19), twice in any calendar year;

    C)  Bitewing x-rays, twice in any calendar year;

    D) Full mouth x-rays, once in any thirty-six (36) month period, or more frequently if required in connection with the diagno-sis of specific conditions.

    DENTAL LIMITATIONS AND EXCLUSIONS

    Benefits shall not be payable under the Dental Care coverage pro-vided by the Plan for or in connection with:

    1) Services or supplies not reasonably necessary for the preven-tive dental care of the Covered Individual;

    2) Services or supplies not furnished by a Dentist except x-rays ordered by a Dentist and services of a Licensed Dental Hygien-ist under the Dentist's supervision;

    3) Services or supplies furnished or reimbursed by any government or government program or law, unless payment is legally re-quired;

    4) Services or supplies due to occupational injuries or diseases, to the extent covered by Workers' Compensation or similar legislation;

    5)  Failure to keep a scheduled visit with the Dentist;

    6) Services or supplies which do not meet accepted standards of dental practice, including those which are experimental in nature;

    7) Services or supplies due to war or act of war, declared or undeclared;

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

    8)  Restorations or appliances;

    9) Endodontics, periodontics (except periodontal scaling) or oral surgery;

   10)  Crowns, inlays, onlays, bridgework or dentures;

   11)  Orthodontics;

   12)  Completion of insurance forms;

   13) Paid by Former Plan. Services or supplies for which benefits were paid by the Former Plan.

   14) Incurred While Not Covered. Any expense that is incurred while an individual is not a Covered Individual, unless a Plan provision specifically provides otherwise. For this purpose, an expense is incurred at the time the service or supply is actually provided.

    COORDINATION OF BENEFITS AND EXCESS COVERAGE PROVISION

    If any person covered under this Plan is also covered under any other plan (as defined below) and is entitled to benefits or ser-vices as to dental care, services or supplies for which benefits are payable under this Plan, the benefits otherwise payable under this Plan shall be adjusted to the extent hereinafter provided if required by the terms of this provision so as to consider the benefits or services under such other plan.

    DEFINITIONS

    As used in this Coordination of Benefits and Excess Coverage pro-vision, the following terms, whether or not capitalized, shall have the meanings indicated:

    1) "Plan" means any plan providing benefits for or by reason of dental care or treatment for which benefits or services are paid, payable or furnished by any of the types of coverage, plans or programs listed below or any other group or blanket type contracts or plans as are not available to the general public and under which benefits for an individual and his dependents can be obtained and maintained only because of the covered person's membership in or connection with a particular organization or group, except as otherwise provided in the next to last sentence of this item 1):

        a) any group or blanket insurance plan, or any other plan covering individual or members as a group,

        b) any self-insured or non-insured, or any other plan, ar-ranged through any employer, trustee, union, employer organization, or employee benefit organization,

        c) any hospital service prepayment plan, medical service pre-payment plan, group practice, health maintenance organiza-tion and any other prepayment coverage,

        d)  any coverage under governmental programs (except Medi-
            care), or any coverage required or provided by any statute.

        In addition, the definition of "plan" shall include group automobile insurance coverage and individual or family sub-scriber policies or contracts issued under a group or blanket type plan, but shall not include 1) hospital indemnity type contracts, or 2) types of plans covering students for accident benefits only. The term "plan" shall be construed separately with respect to each policy, contract or other arrangement for benefits or services and separately with respect to that por-tion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other plans into consideration in determining the benefits there-under and that portion which does not.

    2) "Allowable Expense" means any necessary, reasonable, and cus-tomary item of dental expense which is covered under this Plan.

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

    3) "Benefit Determination Period" means a period from January 1 of each year to December 31 of the same year, both dates in-clusive.

    BENEFIT DETERMINATION

    The benefits payable under this Plan shall be subject to the fol-lowing:

    1) This Coordination of Benefits and Excess Coverage provision shall apply in determining the benefits as to a person covered under this Plan for any Benefit Determination Period if the sum of

        a) the benefits that would otherwise be payable under this Plan in the absence of this provision, and

        b) the benefits that would otherwise be payable under all other plans in the absence therein of provisions of similar purpose to this provision, exceed the Allowable Expenses incurred by or on behalf of such person during such period.

    2) As to any Benefit Determination Period with respect to which this provision is applicable, the benefits that would other-wise be payable under this Plan in the absence of this provi-sion for the Allowable Expenses incurred by or on behalf of such person during such Benefit Determination Period shall be reduced, except as provided in item 3) below, to the extent necessary so that the sum of such reduced benefits and all the benefits paid for, payable or furnished in connection with such Allowable Expenses under all other plans shall not exceed the total of such Allowable Expenses. For the pur-poses of this provision, all benefits payable or furnished under another plan shall be taken into account whether or not claim has been duly made therefor.

    3)  If coverage under another plan is involved, as provided in item 2) above, and

        a) such plan contains a provision coordinating the benefits thereunder with those of this Plan and according to its terms and conditions, benefits thereunder would not be determined until after the benefits of this Plan have been determined, and

        b) the terms and conditions set forth in item 4) below would require benefits under this Plan to be determined before benefits are determined under such other plan,

        then the benefits otherwise provided under such other plan will not be taken into account for the purposes of determining the benefits under this Plan.

    4) For the purposes of item 3) above, the basis for establishing the order of benefit determination shall be as follows:

        a) the benefits of the plan which covers the person on whom claim is based other than as a dependent shall be deter-mined before the benefits of a plan which covers such person as a dependent;

        b) except for cases of a person for whom claim is made as a dependent child whose parents are separated or divorced, the benefits of a plan which covers the person on whom claim is based as a dependent of a person whose date of birth, excluding year of birth, occurs earlier in a calendar year shall be determined before the benefits of a plan which covers such person as a dependent of a person whose date of birth, excluding year of birth, occurs later in a calendar year. If either plan does not have the pro-visions of this Paragraph 4)b) regarding dependents, which results either in each plan determining its benefits be-fore the other or in each plan determining its benefits after the other, the provisions of this Paragraph 4)b) shall not apply, and the rule set forth in the plan which does not have the provisions of this Paragraph 4)b) shall determine the order of benefits;

        c) in the case of a person for whom claim is made as a depen-dent child whose parents are separated or divorced;

            i) if the parent with custody of the child has not remar-ried, the benefits of a plan which covers the child as a dependent of the parent with custody of the child will be determined before the benefits of a plan which covers the child as a dependent of the parent without custody;

           ii) if the parent with custody has remarried, the benefits of a plan which covers the child as a dependent of the parent with custody shall be determined before the benefits of a plan which covers that child as a depen-dent of the stepparent, and the benefits of a plan which covers that child as a dependent of the step-parent will be determined before the benefits of a plan which covers that child as a dependent of the parent without custody;

            notwithstanding i) and ii) above, if there is a court decree which would otherwise establish financial respon-sibility for the medical, dental or other health care expenses with respect to the child, the benefits of a plan which covers the child as a dependent of the parent with such financial responsibility shall be determined before the benefits of any other plan which covers the child as a dependent;

        d) when rules a), b) and c) do not establish an order of benefit determination, the benefits of a plan which has covered the person on whom claim is based for the longer period of time shall be determined before the benefits of a plan which has covered such person for the shorter period of time, provided, however, that the benefits of the plan which covers the person on whose expenses claim is based as a terminated, laid-off or retired employee, a dependent of such a person or a former dependent of a current or former employee shall be determined after the benefits of any other plan covering such person other than as a terminated, laid-off or retired employee, a dependent of such a person or a former dependent of a current or former employee.

    5) When this provision operates to reduce the total amount of benefits otherwise payable with respect to a person covered under this Plan during any Benefit Determination Period, each benefit that would otherwise be payable in the absence of this provision shall be reduced proportionately and such reduced amount shall be charged against any applicable benefit limit of this Plan.

    COORDINATION WITH MEDICAID

    Eligibility for coverage under this Plan shall not be affected by the fact that a person is eligible for or is provided medical assistance under Medicaid, that is, a State plan for medical assistance approved under Title XIX of the Social Security Act. In addition, this Plan's coordination of benefits provision will not apply to benefits a person is entitled to receive under Medi-caid.

    EXCESS COVERAGE

    If one or more of the other plans involved (as defined in this Coordination of Benefits and Excess Coverage provision) provides benefits on an Excess Insurance or Excess Coverage basis, items 3) and 4) of the BENEFIT DETERMINATION provisions shall not apply to such plan(s) and this Plan will pay as excess coverage.

    INFORMATION RIGHTS

    For the purposes of determining the applicability and implementa-tion of the terms of this provision of this Plan or any provision of similar purpose of any other plan, the Trustees may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization or person any informa-tion which the Trustees deem to be necessary for such purposes. Any person claiming benefits under this Plan shall as a condition precedent thereto furnish to the Trustees such information as may be necessary to implement this provision.

    PAYMENT ADJUSTMENTS

    Whenever payments which should have been made under this Plan in accordance with this provision have been made under any other plan, the Trustees shall have the right, exercisable alone and in their sole discretion, to pay over to any organization making such other payments any amounts they shall determine to be warranted in order to satisfy the intent of this provision, and amounts so paid shall be deemed to be benefits paid under this Plan and, to the extent of such payments, the Trustees shall be fully discharged from liability under this Plan.

    RECOVERY RIGHT

    Whenever payments have been made by the Trustees with respect to Allowable Expense in a total amount, at any time, in excess of the maximum amount of payment necessary at the time to satisfy the intent of this provision, the Trustees shall have the right to recover such payments, to the extent of such excess, from among one or more of the following, as the Trustees shall determine: any persons to whom, for whom, or with respect to whom such payments were made, any insurance companies, and any other organizations.

                             ARTICLE IV
                          NAMED FIDUCIARIES

The Trustees shall be named fiduciary of the Plan, pursuant to the Em-ployee Retirement Income Security Act of 1974 (hereinafter referred to as ERISA). As named fiduciary under the Plan, the Trustees shall have the responsibility(ies) specified below and shall have discretionary authority to take such actions as are necessary to fulfill such re-sponsibility(ies). The Trustees may employ one or more persons to render advice with respect to their responsibility(ies) as named fidu-ciary under the Plan. The Trustees may designate in writing a person other than a named fiduciary to carry out all or a portion of their fiduciary responsibility(ies) as set forth in a written instrument executed by the designated person, and all of the Trustees. No indi-vidual Trustee shall be liable with respect to a breach of fiduciary duty, if such breach was committed before the individual became a Trustee or after the individual ceases to be a Trustee.

As named fiduciary, the Trustees shall have the sole authority to:

1) Amend and/or terminate the Plan in accordance with Article VI hereof.

2)  Receive and invest the funds contributed to the Plan.

3) Make such changes as they deem prudent from time to time in the funding policy of the Plan.

4) Retain a qualified public accountant on behalf of the Plan parti-cipants to audit the Trust.

5) Make such rules as may be necessary for administration of the Plan, construe the Plan subject to its provisions, supply any omissions and reconcile any inconsistencies, make equitable ad-justments for any mistakes or errors and decide all questions arising in the interpretation of the Plan; all of which shall be conclusive and binding on all parties.

    The parties hereto specifically intend that the Trustees have the greatest permissible discretionary authority to construe the terms of the Plan and to determine all questions concerning eligibility, participation and benefits. Any such decision made by the Trus-tees shall be binding on the Employer, employees, retirees, par-ticipants, dependents and beneficiaries, and is intended to be subject to the most deferential standard of judicial review. Such standard of review is not to be affected by any real or alleged conflict of interest on the part of the Trustees.

6) Retain an Administrative Manager to be responsible for the day-to-day administration of the Plan, maintenance of enrollment records and administration of claims.

7)  Formulate and amend the Claims Procedures of the Plan.

8) Provide a full, fair and final review of any claim denied by the Administrative Manager, in accordance with the Plan's Claims Pro-cedures.

Paul Mueller Company shall serve as Administrator of the Plan for pur-poses of ERISA. As Administrator, Paul Mueller Company shall perform the following duties:

1) Comply with the requirements of ERISA with respect to the Summary Plan Description, Annual Report, Summary Annual Report and other reports to be provided to the Secretary of Labor, Internal Revenue Service and/or Participants.

2) Establish, prepare, and maintain all records required for comple-tion of reports to Participants and to governmental agencies.

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

3) Be the agent for service of legal process in any legal action ini-tiated under ERISA or otherwise.

                             ARTICLE V
       FUNDING POLICY AND BASIS OF PAYMENTS TO AND FROM PLAN

Benefits provided under the Plan shall be funded through the payment of contributions by the Employer and by Participants to the Trust in accordance with the terms of the Trust. The Trustees shall hold any group insurance contract(s) and excess risk insurance contract(s) used to underwrite any insured benefits of the Plan and shall make premium payments to the insurance carrier(s) from the assets of the Trust. Benefits under such insurance contract(s) shall be paid directly by the insurance carrier(s) in accordance with the group insurance contract(s) and the Plan's Claims Procedures. Any dividends, retro-spective rate reductions or premium refunds generated under any in-surance contract(s) shall be paid to and shall become assets of the Trust. Benefits under any self-insured portion(s) of the Plan shall be paid by the Administrative Manager directly from the assets of the Trust in accordance with the Plan's Claims Procedures.

                            ARTICLE VI
                 AMENDMENT AND TERMINATION OF PLAN

The Plan may be amended by resolution of the Trustees in accordance with the provisions of the Declaration of Trust. The Plan may be terminated by action of the Board of Directors of Paul Mueller Company in accordance with the provisions of the Declaration of Trust.

                            ARTICLE VII
                 EXCLUSIVE BENEFIT OF PARTICIPANTS

All assets of the Trust shall be used for the exclusive benefit of Participants and their beneficiaries and for defraying reasonable

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expenses of Plan administration, and shall under no circumstances revert to the benefit of the Employer.

                           ARTICLE VIII
                         CLAIMS PROCEDURES

INSURED BENEFITS

1) CLAIM FILING PROCEDURE. Claims for any Plan benefits which are insured under the Group Insurance Contract shall be filed in accordance with the provisions of the Group Insurance Contract with respect to submission of Notice and Proof of Claim. Such claims shall be submitted to the Insurance Company through the Administrative Manager.

2) PAYMENT OF CLAIMS. Claims for any Plan benefits which are insured under the Group Insurance Contract shall be paid by the Insurance Company in accordance with the Payment of Claims provisions of the Group Insurance Contract.

3) REVIEW PROCEDURE. If a claim for a benefit which is insured under the Group Insurance Contract is wholly or partially denied by the Insurance Company, written notice of the decision shall be fur-nished to the claimant by the Insurance Company within ninety (90) days after receipt of such claim unless special circumstances re-quire an extension of time for processing. If such an extension of time is required, written notice of this extension shall be furnished to the claimant by the Insurance Company prior to the termination of the ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Insurance Company expects to render a final decision. In no event shall this date be more than ninety
    (90) days after the end of the initial ninety (90) day period.

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

If no response is received within ninety (90) days, allowing reason-able time for mailing, the claimant may assume the claim has been denied and proceed to the claim review stage outlined below.

The written notice of denial shall contain the following information:

a)  The specific reason or reasons for the denial;

b) Specific reference to the pertinent provisions of the group insur-ance contract upon which the denial is based;

c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

d)  An explanation of the Insurance Company's claim review procedure.

The claimant or his duly authorized representative i) may request a review of the decision by written application to the Insurance Company not later than sixty (60) days after receipt by the claimant of writ-ten notification of denial of the claim, ii) may review pertinent documents, and iii) may submit issues and comments in writing.

A decision on review of a denied claim shall be made by the Insurance Company not later than sixty (60) days after the Insurance Company's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but in no event later than one hundred twenty (120) days after receipt of a request for re-view. If such an extension is required, the claimant shall be so notified within sixty (60) days after receipt of the request for re-view. The decision on review shall be in writing and shall include the specific reason(s) for the decision and specific reference(s) to the pertinent Group Insurance Contract provisions on which the deci-sion is based. The decision of the Insurance Company shall be final.

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

SELF-INSURED BENEFITS-INSURED BENEFITS

1) CLAIM FILING PROCEDURE. Claims for Weekly Disability Income, Medical Care and Dental Care Benefits, which are self-insured, shall be submitted to the Administrative Manager for payment.
    The Administrative Manager will furnish to the claimant such forms as are prescribed by the Trustees for filing proof of claim. The Trustees may, at their own expense, require an independent medical examination to be performed by a Physician selected by the Trustees.

    Affirmative proof of claim must be furnished to the Administrative Manager as follows:

    a) In the case of Weekly Disability Income Benefits, within nine-ty (90) days following commencement of disability and as re-quested by the Administrative Manager thereafter during the continuation of disability, and

    b) In the case of Medical Care and Dental Care Benefits, within twelve (12) months following the end of the calendar year during which the covered expense on which claim is based was incurred.

    Failure to furnish proof of claim within the time required above shall not invalidate nor reduce any claim if it is shown not to have been reasonably possible to furnish such proof within such time, provided such proof is furnished as soon as possible there-after.

2) PAYMENT OF CLAIMS. Benefits provided under the Plan shall be paid as follows, subject to due proof of claim as provided in 1. above.

    a) Weekly Disability Income Benefits shall be paid every two (2) weeks during the period for which the Plan is liable, and any balance still unpaid at the end of such period will be paid immediately after receipt of due proof.

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

    b) Medical Care and Dental Care Benefits shall be paid immedi-ately after receipt of due proof.

3) ASSIGNMENT OF BENEFITS. Medical Care and Dental Care benefits provided under the Plan in connection with Eligible Expenses with respect to which a Hospital, Physician or Dentist has allowed a discount to the Plan in accordance with a discount agreement be-tween the Hospital, Physician or Dentist and the Trustees, shall be paid directly to such Hospital, Physician or Dentist. All other Medical Care and Dental Care benefits shall be paid to the Participant, except that Medical Care and Dental Care benefits may be assigned by the Participant to the Physician, Dentist, Hospital or other person or institution rendering services or furnishing supplies for which benefits are payable under the Plan. The Trus-tees shall not be required to inquire into the validity of any such assignment, and any payment made in accordance with any such assignment and in good faith by the Trustees shall discharge the obligation of the Trustees hereunder to the extent of such pay-ment. This Plan will also honor any assignment of rights made by or on behalf of a Covered Individual as required by Medicaid, that is, a State plan for medical assistance approved under Title XIX of the Social Security Act. In addition, to the extent that Medi-caid makes payments which this Plan has a legal liability to make, this Plan will reimburse Medicaid for those payments, but only to the extent it is required to do so by State statute. Weekly Disa-bility Income Benefits are not assignable. Life and Accidental Death and Dismemberment Insurance Benefits are assignable only to the extent permitted by the Insurance Company.

4) FACILITY OF PAYMENT. Weekly Disability Income, Medical Care and Dental Care Benefits due under the Plan shall be paid in accor-dance with Paragraph 2) and 3) above, except that with respect to any benefits which have not been validly assigned:

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

    a) In the event of the death of the participant, the Trustees will pay any remaining unpaid benefits to the natural person or persons, if any, who become entitled at the death of the participant to receive in an individual capacity any proceeds of the participant's life insurance under the Plan (excluding any person known by the Trustees at the time of payment to be a minor); otherwise, payment of such remaining unpaid benefits shall instead be made to the executors or administrators of the participant;

    b) If the participant, in the opinion of the Trustees, is not competent or incapable of executing a valid receipt and dis-charge for any payment, the Trustees may, at their option, during the participant's lifetime, unless claim has been made by a duly appointed guardian or committee, pay any amount otherwise payable to the participant to any beneficiary desig-nated by the participant under the life insurance of the Plan, provided that such beneficiary is a living natural person, is not known by the Trustees at the time of payment to be a minor, and was not designated beneficiary in a fiduciary capacity; or if there is no such designated beneficiary living, the Trustees may, at their option, make such payment or any portion thereof to any person or institution who, in the opinion of the Trustees, is or has been rendering services to, caring for, or supporting the participant.

    Any payments in accordance with this Facility of Payment provision shall be a complete discharge of the Trustees' liability to the extent of such payment, and the Trustees shall not be obligated to see to the application of the money so paid.

5) RECOVERY OF OVERPAYMENTS. If a claim for Weekly Disability In-come, Medical Care or Dental Care Benefits is overpaid, the Trus-tees shall have the right to recover the overpayment from the participant or any other person or organization to whom the bene-fits were paid. If such other person or organization does not

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

    repay the overpayment, repayment is the responsibility of the participant.

6) REVIEW PROCEDURE. If a claim for Weekly Disability Income, Medi-cal Care or Dental Care Benefits is wholly or partially denied by the Administrative Manager, written notice of the decision shall be furnished to the claimant by the Administrative Manager within ninety (90) days after receipt of such claim unless special cir-cumstances require an extension of time for processing. If such an extension of time is required, written notice of this extension shall be furnished to the claimant prior to the termination of the ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a final decision. In no event shall this date be more than ninety (90) days after the end of the initial ninety (90) day period.

    If no response is received within ninety (90) days, allowing rea-sonable time for mailing, the claimant may assume the claim has been denied and proceed to the claim review stage outlined below.

    The written notice of denial shall contain the following informa-tion:

    a)  The specific reason or reasons for the denial;

    b) Specific reference to the pertinent provisions of the Plan upon which the denial is based;

    c) A description of any additional material or information neces-sary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

    d)  An explanation of the Plan's claim review procedure.

    The claimant or his duly authorized representative i) may request a review of the decision by written application to the Trustees

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

    not later than sixty (60) days after receipt by the claimant of written notification of denial of the claim, ii) may review per-tinent documents, and iii) may submit issues and comments in writing. The written application for review must contain or be accompanied by:

    1. A concise statement of the facts upon which the claim for benefits is based;

    2. The reasons why the Administrative Manager's denial is unlaw-ful, improper or erroneous. Such statements shall be without argument;

    3. Additional factual information, if any, which was not sub-mitted previously, together with a statement of the reasons for failure to submit such information;

    4. Argument or discussion as to why the decision should be re-versed, including case citations and statutory references, if any;

    5. Statements of fact shall be verified by the claimant on his personal knowledge and not information and belief. Failure to so verify factual statements will result in their not being considered by the Trustees.

    If the Trustees hold regular meetings at least quarterly, a deci-sion on review of a denied claim shall be made by the Trustees not later than the date of the Trustees' meeting which immediately follows the Administrative Manager's receipt of a request for re-view, unless the request for review is received within thirty (30) days preceding the date of such meeting, in which case a decision shall be made no later than the date of the second Trustee's meet-ing following the Administrative Manager's receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered no later than the date of the third Trustees' meeting following the Administra-tive Manager's receipt of the request for review. If such an extension is required, the claimant shall be so notified prior to commencement of the extension.

    If the Trustees do not hold regular meetings at least quarterly, a

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

    decision on review of a denied claim shall be made by the Trustees not later than sixty (60) days following the Administrative Mana-ger's receipt of a request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered within a reasonable period of time, but in no event later than one hundred twenty (120) days following the Administrative Manager's receipt of the request for review. If such an extension is required, the claimant shall be so notified within sixty (60) days after the Administrative Manager's re-ceipt of the request for review.

    The decision on review shall be in writing and shall include the specific reason(s) for the decision and specific reference(s) to the pertinent Plan provisions on which the decision is based.
    The decision of the Trustees shall be final.

    If a claimant has sought precertification a hospitalization or service in accordance with the section entitled UTILIZATION RE-VIEW REQUIREMENT in Article III, Part C, and if precertification has been denied based upon a ground other than the medical neces-sity and appropriateness of the hospitalization or procedure, the claimant or his duly authorized representative may request review of the denial under the terms of this section.

OTHER MATTERS

Any claim by an employee, beneficiary or other party involving a mat-ter other than benefits (for example, if the Fund has denied that an employee is an eligible Participant) must be presented in writing to the Administrative Manager. A written response shall be furnished to the person presenting the claim. If any employee, beneficiary or other party believes that any action of the Fund is incorrect or improper, an appeal must be filed. The appeal must be signed by the person affected by the action and submitted to the Administrative Manager within one (1) year of the action which the appeal concerns. The person appealing may review all papers pertinent to the subject matter of the appeal in the possession of the Trustees and may pre-

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sent additional evidence and a statement of his position.  The
Trustees or a party appointed by the shall review the appeal and provide a prompt written decision to the person appealing.

                            ARTICLE IX
                        GENERAL PROVISIONS

PHYSICAL EXAMINATION AND AUTOPSY

The Trustees shall have the right and opportunity to examine the per-son with respect to whom benefits are claimed when and so often as they may reasonably require during pendency of claim hereunder, and also the right and opportunity to make an autopsy in case of death where it is not forbidden by law.

LEGAL ACTIONS

No action at law or in equity shall be brought to recover under the Plan prior to the expiration of one hundred eighty (180) days after proof of claim has been filed in accordance with the requirements of the Plan and the Plan's claims procedures nor shall such action be brought at all unless brought within three (3) years from the expiration of the time within which proof of claim is required in accordance with the Plan's Claims Procedures or such longer period as required by the ERISA, as amended.

NOT WORKERS' COMPENSATION INSURANCE

The coverage provided by the Plan is not in lieu of and does not af-fect any requirements of coverage by Workers' Compensation Insurance.

PLAN REPLACES FORMER PLAN

This Plan replaces the Paul Mueller Company Employees Group Insurance Plan (the "Former Plan"). In determining a Covered Individual's max-imum benefits and deductible and co-payment requirements, payments made under the Former Plan will be taken into account. If an indi-vidual was covered under the Former Plan immediately prior to the effective date of this Plan, he will neither gain nor lose coverage


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solely because of the switch from the Former Plan to this Plan.

APPLICABLE LAW

The Plan is established in the State of Missouri. As a general matter, questions arising under the Plan will be determined under federal law. To the extent federal law does not apply, questions arising under the Plan will be determined under the laws of the State of Missouri unless those state laws are preempted by federal law.

EFFECTIVE DATE

This Plan shall be effective June 1, 1988.

EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT

This amendment and restatement of the Plan shall be effective July 1, 1998.

PLAN YEAR

The Plan shall be operated on a calendar year basis.

Executed this 5th day of August, 1998 at Springfield, Missouri.

BY: _________________________          BY: _________________________
    Donald E. Golik, Trustee               Gail Henrichs, Trustee

BY: _________________________          BY: _________________________
    Gerald S. Miller, Trustee              Michael W. Young, Trustee

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